Filed Pursuant to Rule 433(d) - Registration No. 333-132108

Nomura Asset Acceptance Corporation
Alternative Loan Trust, Series 2006-AR4
Issuing Entity

Mortgage Pass-Through Certificates,
Series 2006-AR4

$595,935,000 (+/- 10%)
(Approximate)

Free Writing Prospectus
November 15, 2006

Nomura Asset Acceptance Corporation
Depositor
Commission File Number: 333-132108

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

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STRUCTURAL SUMMARY

All dollar amounts, percentages and other numerical information contained in this Free Writing Prospectus are subject to a permitted variance of plus or minus 10%.

Structure Overview(1)
Class	Initial Principal Balance ($)(2)	Coupon Type	Pricing Speed	WAL (years)(3)	Principal Window (months)(3)	Expected Rating (S&P/Moody's)(4)	Certificate Margin (%)(5)
A-1A	$250,000,000	Floating(6)	30% CPR	2.41	1-78	AAA/Aaa	[ ]
A-1B	$ 27,778,000	Floating(6)	30% CPR	2.41	1-78	AAA/Aaa	[ ]
A-2	$166,820,000	Floating(6)	30% CPR	1.00	1-27	AAA/Aaa	[ ]
A-3	$ 52,305,000	Floating(6)	30% CPR	3.00	27-48	AAA/Aaa	[ ]
A-4A	$ 56,926,000	Floating(6)	30% CPR	5.65	48-78	AAA/Aaa	[ ]
A-4B	$ 6,325,000	Floating(6)	30% CPR	5.65	48-78	AAA/Aaa	[ ]
M-1	$ 7,939,000	Floating(6)	30% CPR	4.45	38-78	AA+/Aa1	[ ]
M-2	$ 7,141,000	Floating(6)	30% CPR	4.42	38-78	AA+/Aa2	[ ]
M-3	$ 4,320,000	Floating(6)	30% CPR	4.42	38-78	AA/Aa3	[ ]
M-4	$ 3,900,000	Floating(6)	30% CPR	4.42	37-78	AA/A1	[ ]
M-5	$ 5,701,000	Floating(6)	30% CPR	4.40	37-78	A+/A3	[ ]
M-6	$ 3,000,000	Floating(6)	30% CPR	4.32	37-78	A/Baa1	[ ]
M-7	$ 3,780,000	Floating(6)	30% CPR	3.95	37-68	BBB+/Baa3	[ ]

(1)	Calculations contained herein based on the Closing Date.

(2)	Approximate. Subject to a permitted variance of plus or minus 10%.

 (3)  Run to the 10% optional termination at the Pricing Speed.

 (4)  Final class sizes and ratings may vary and will be contingent on the final pool, excess spread and other structural attributes.

(5)
Represents the Certificate Margin applicable to the related class on or prior to the first possible optional termination date. After the first optional termination date, the Certificate Margin applicable to each class of Offered Certificates will equal the lesser of (a) two times the Certificate Margin shown or (b) 0.50% plus the Certificate Margin shown.

(6)
The pass-through rate for each of the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4A, Class A-4B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 Class M-6 and Class M-7 Certificates for each Distribution Date is a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus the related Certificate Margin, (ii) the Net Funds Cap, (iii) the Hard Cap Rate and (iv) the Maximum Interest Rate (actual/360, zero-day delay).

Recipients must read the information contained in the Information Statement on page 2. Do not use or rely on this information if you have not received or reviewed the Information Statement. If you have not received the Information Statement, call your Underwriter account representative for another copy. This Free Writing Prospectus supersedes any previously distributed information relating to the securities discussed in this communication and will be superseded by the information set forth in any subsequently distributed free writing prospectus. Each Underwriter is acting as underwriter/placement agent and not as an agent for the Depositor in connection with the proposed transaction.

TRANSACTION SUMMARY

Title of Series:	Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AR4

Cut-off Date:	November 1, 2006

Closing Date:	On or about November 30, 2006

Depositor:	Nomura Asset Acceptance Corporation

Underwriter:
Greenwich Capital Markets, Inc. as lead manager (the “Lead Manager”), along with UBS Investment Bank (the “Co-Manager”, together with the Lead Manager, the “Underwriters”) and one or more additional underwriters, if any, specified in any subsequent free writing prospectus or the final Prospectus Supplement.

Sponsor:	Nomura Credit & Capital, Inc.

Master Servicer and
Securities Administrator:	Wells Fargo Bank, N.A.

Originators:
The principal originators of the Mortgage Loans are First National Bank of Nevada, with respect to approximately 24.37% of the Mortgage Loans and Silver State Mortgage with respect to approximately 14.30% of the Mortgage Loans. The remainder of the Mortgage Loans was originated by various originators, none of which originated 10% or more of the Mortgage Loans.

Servicer:	Initially, GMAC Mortgage, LLC. The Sponsor will retain the right to appoint a successor servicer to GMAC Mortgage, LLC.

Trustee and Supplemental
Interest Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, N.A.

Credit Risk Manager:
Wells Fargo Bank, N.A., as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

Swap Provider:	A swap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Offered Certificates.

Form of Registration:	The trust will issue the Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.

Minimum Denomination:	For each class of Offered Certificates, $25,000 and multiples of $1 in excess thereof.

Distribution Date:	The 25th day of each calendar month beginning in December 2006, or if such day is not a business day, then the following business day.

Record Date:
For each class of Offered Certificates and for any Distribution Date, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form; otherwise the Record Date shall be the last business day of the month preceding the month in which such Distribution Date occurs.

Last Scheduled Distribution Date:
The Distribution Date in December 2036 will be the last scheduled Distribution Date for the Offered Certificates. It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by said date.

Certificate Designations:
Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4A and Class A-4B Certificates, together with one or more additional classes of certificates of comparable rating or payment priority (together, the “Senior Certificates”).

Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, (collectively, the “Mezzanine Certificates”, together, with the Senior Certificates, the “Offered Certificates”).

Only the Offered Certificates are publicly offered hereby.

Additional Classes:
The Class P, Class X and one or more classes of residual certificates will not be publicly offered. Any information with regard to said classes is only provided to enhance the understanding of the Offered Certificates.

Due Period:
For any Distribution Date, the period commencing on the second day of the month preceding the calendar month in which such Distribution Date occurs and ending at the close of business on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date the 14th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 13th day of the month in which such Distribution Date occurs.

Interest Accrual Period:
The Interest Accrual Period for the Offered Certificates and any Distribution Date will be the period commencing on the immediately preceding Distribution Date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date. Calculations of interest on the Offered Certificates will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Optional Termination:
At its option, the Master Servicer may purchase all but not less than all of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) in the trust and thereby effect early retirement of the Offered Certificates if on such Distribution Date the aggregate stated principal balance of the Mortgage Loans (and all properties acquired by the trust in respect of such Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. Notwithstanding the foregoing, the Master Servicer shall not be entitled to exercise its optional termination right to the extent that the depositor creates a net interest margin transaction which includes the Class X Certificates or Class P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the Master Servicer intends to exercise its optional termination right.

Legal Investment:	It is anticipated that the Senior Certificates, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will be SMMEA eligible.

ERISA Eligibility:
It is anticipated that the Offered Certificates may be purchased by plans subject to ERISA or section 4975 of the Code. However, for so long as the Interest Rate Swap Agreement is in effect, prospective plan purchasers must be eligible for the relief available under one or more investor-based exemptions. Prospective purchasers should consult their own counsel.

Taxation - REMIC:
For federal income tax purposes, the trust will make multiple real estate mortgage investment conduit (each a “REMIC”) elections, organized in a tiered REMIC structure. The Offered Certificates (exclusive of any right of the Offered Certificates to receive payments from the Basis Risk Shortfall reserve account in respect of any Basis Risk Shortfall or the supplemental interest trust, or the obligation to make payments to the supplemental interest trust) will represent beneficial ownership of “regular interests” in the related REMIC.

The residual certificates will represent the beneficial ownership of a “residual interest” in one or more REMICs.

Certain classes of Offered Certificates may be issued with original issue discount for federal income tax purposes.

Ratings:
The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) with the ratings indicated in the table on page 3 of this Free Writing Prospectus. The Offered Certificates may be rated by additional rating agencies.

Credit Enhancement Structure:
With respect to the Offered Certificates, subordination, excess spread and overcollateralization. Furthermore, the Class A-1A Certificates are “super senior” to the Class A-1B Certificates, because the Class A-1B Certificates are allocated the pro rata portion of realized losses incurred on the Mortgage Loans which would otherwise be allocable to the Class A-1A Certificates after the certificate principal balances of the Mezzanine Certificates have been reduced to zero and thereby provide additional protection to the Class A-1A Certificates, and the Class A-4A Certificates are “super senior” to the Class A-4B Certificates, because the Class A-4B Certificates are allocated the pro rata portion of realized losses incurred on the Mortgage Loans which would otherwise be allocable to the Class A-4A Certificates after the certificate principal balances of the Mezzanine Certificates have been reduced to zero and thereby provide additional protection to the Class A-4A Certificates.

Interest Rate Swap Agreement:
The Offered Certificates will also have the benefit of an Interest Rate Swap Agreement. Payments under the Interest Rate Swap Agreement will be available to cover principal and interest losses allocated to the Offered Certificates, restore or maintain overcollateralization at the required level and pay Basis Risk Shortfalls. The Supplemental Interest Trust Trustee will enter into the Interest Rate Swap Agreement with the Swap Provider on the Closing Date. Under the Interest Rate Swap Agreement, on the Distribution Date beginning in December 2006 through the Distribution Date in November 2011 (i) the Securities Administrator (on behalf of a supplemental interest trust (the “Supplemental Interest Trust”) and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date divided by 360) of the product of (a) (i) from the Distribution Date beginning in December 2006 and ending immediately following the Distribution Date in November 2008, 5.60% per annum, and (ii) from the Distribution Date beginning in December 2008 and ending immediately following the Distribution Date in November 2011, 4.94% per annum, and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the Interest Accrual Period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”) and will be substantially similar to the Scheduled Swap Notional Amount for each Distribution Date set forth in this Free Writing Prospectus in Annex A.

CREDIT ENHANCEMENT

Overcollateralization

The Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Offered Certificates and certain fees and expenses of the trust and the Supplemental Interest Trust. This excess interest will be applied to pay principal on the Offered Certificates entitled to principal in order to create and maintain the required level of overcollateralization. This overcollateralization will be available to absorb losses on the Mortgage Loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the Mortgage Loans to create and maintain the required level of overcollateralization or to absorb losses on the Mortgage Loans.

Overcollateralization Amount

With respect to any Distribution Date, the excess, if any, of (a) the aggregate loan balance of the Mortgage Loans for such Distribution Date over (b) the aggregate certificate principal balance of the Offered Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount on such Distribution Date).

Initial Overcollateralization Amount

As of the Closing Date, the Overcollateralization Amount will be equal to approximately 0.70% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Targeted Overcollateralization Amount

With respect to any Distribution Date prior to the Stepdown Date, approximately 0.70% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date. With respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) approximately 1.40% of the aggregate loan balance of the Mortgage Loans as of the last day of the related Due Period, and (b) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date. With respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Stepdown Date

With respect to the Offered Certificates, the earlier of (i) the date on which the aggregate certificate balances of the Senior Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date in December 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions to the holders of the Offered Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 13.32%.

Credit Enhancement Percentage

Initial Expected Credit Enhancement Percentages
Class	Percent	Approximate Expected Initial Credit Enhancement* (%)	Approximate Expected Initial Target Credit Enhancement* (%)	Approximate Expected Target Credit Enhancement** (%)
A***	93.34%	6.66%	6.66%	13.32%
M-1	1.32%	5.34%	5.34%	10.68%
M-2	1.19%	4.15%	4.15%	8.30%
M-3	0.72%	3.43%	3.43%	6.86%
M-4	0.65%	2.78%	2.78%	5.56%
M-5	0.95%	1.83%	1.83%	3.66%
M-6	0.50%	1.33%	1.33%	2.66%
M-7	0.63%	0.70%	0.70%	1.40%

* Prior to the Stepdown Date, based on the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.
** After the Stepdown Date, based on the aggregate loan balance of the Mortgage Loans as of such date of determination.
*** Refers to the Senior Certificates collectively.
Note: Final class sizes and credit enhancement levels subject to change based on final rating agency requirements.

Triggers

A Trigger Event will occur for any Distribution Date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 40.00% of the Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative realized losses as a percentage of the original aggregate loan balance of the Mortgage Loans on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
December 2008 - November 2009	0.25%
December 2009 - November 2010	0.65%
December 2010 - November 2011	1.10%
December 2011 - November 2012	1.55%
December 2012 and thereafter	1.85%

*The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Rolling Three Month Delinquency Rate

With respect to any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Delinquency Rate

With respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate loan balance of the Mortgage Loans 60 or more days delinquent (including all Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance of the Mortgage Loans as of the close of business on the last day of such month.

Subordination and Allocation of Losses on the Offered Certificates

The Senior Certificates will have a payment priority over the Mezzanine Certificates. Each class of Mezzanine Certificates will be subordinate to each other class of Mezzanine Certificates with a higher payment priority. Losses on the Mortgage Loans will first reduce the available excess interest and then reduce the Overcollateralization Amount. If there is no overcollateralization at that time, losses on the Mortgage Loans will be allocated to the Mezzanine Certificates, in the reverse order of their priority of payment, until the certificate principal balance of each such class has been reduced to zero. The initial subordination amount for the Senior Certificates will be approximately 6.66% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date. In addition, once the Mezzanine Certificates have been reduced to zero, any subsequent Realized Losses on the Mortgage Loans will be allocated concurrently to the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4A and Class A-4B Certificates, on a pro rata basis, until the certificate principal balance of each such class has been reduced to zero; provided, however, that, so long as the Class A-1B Certificates remain outstanding, the pro rata allocation to the Class A-1B Certificates shall be based on the aggregate certificate principal balance of the Class A-1A Certificates and the Class A-1B Certificates, and, so long as the Class A-4B Certificates remain outstanding the pro rata allocation to the Class A-4B Certificates shall be based on the aggregate certificate principal balance of the Class A-4A Certificates and the Class A-4B Certificates. Realized Losses will not be allocated to the Class A-1A Certificates until the certificate principal balance of the Class A-1B Certificates has been reduced to zero and Realized Losses will not be allocated to the Class A-4A Certificates until the certificate principal balance of the Class A-4B Certificates has been reduced to zero.

Realized Losses on the Mortgage Loans will be allocated in the following order, first, to the Class M-7 Certificates, until the certificate principal balance thereof has been reduced to zero; second, to the Class M-6 Certificates, until the certificate principal balance thereof has been reduced to zero; third, to the Class M-5 Certificates, until the certificate principal balance thereof has been reduced to zero; fourth, to the Class M-4 Certificates, until the certificate principal balance thereof has been reduced to zero; fifth, to the Class M-3 Certificates, until the certificate principal balance thereof has been reduced to zero; sixth, to the Class M-2 Certificates, until the certificate principal balance thereof has been reduced to zero; seventh, to the Class M-1 Certificates, until the certificate principal balance thereof has been reduced to zero and eighth, concurrently to the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4A and Class A-4B Certificates, on a pro rata basis, until the certificate principal balance of each such class has been reduced to zero; provided, however, that, so long as the Class A-1B Certificates remain outstanding, such pro rata allocation to the Class A-1B Certificates shall be based on the aggregate certificate principal balance of the Class A-1A Certificates and the Class A-1B Certificates, and, so long as the Class A-4B Certificates remain outstanding such pro rata allocation to the Class A-4B Certificates shall be based on the aggregate certificate principal balance of the Class A-4A Certificates and the Class A-4B Certificates.

Realized Loss

Is (a) for any defaulted Mortgage Loan, the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the net liquidation proceeds with respect thereto, (b) for any Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of such Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Mortgage Loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on such Mortgage Loan, discounted monthly at the applicable Mortgage Rate. To the extent the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the certificate principal balance of any class of certificates on any Distribution Date.

Subsequent Recoveries

Shall mean the amounts recovered by the Servicer (net of reimbursable expenses) with respect to a defaulted Mortgage Loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such Mortgage Loan.

Interest Rate Swap Agreement

The Offered Certificates will have the benefit of an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) provided by the Swap Provider commencing on the Distribution Date in December 2006 and terminating on the Distribution Date in November 2011.

HSBC Bank USA, National Association, as Supplemental Interest Trust Trustee, will enter into the Interest Rate Swap Agreement with, the Swap Provider. The Supplemental Interest Trust Trustee will appoint Wells Fargo Bank, N.A. as Securities Administrator to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust, whether payable by or to the Swap Provider pursuant to the Interest Rate Swap Agreement.

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date divided by 360) of the product of (a) (i) from the Distribution Date beginning in December 2006 and ending immediately following the Distribution Date in November 2008, 5.60% per annum, and (ii) from the Distribution Date beginning in December 2008 and ending immediately following the Distribution Date in November 2011, 4.94% per annum, and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the Interest Accrual Period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”) and will be substantially the same as the Scheduled Swap Notional Amount for each Distribution Date occurring during the term of the Interest Rate Swap Agreement set forth in this Free Writing Prospectus on Annex A.

On each Distribution Date, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment, the Swap Provider will make a net swap payment (“Net Swap Payment”) to the Securities Administrator on behalf of the Supplemental Interest Trust, and any such Net Swap Payment will be deposited into a reserve fund and will be available for distribution to the Offered Certificates in respect of any related shortfall amounts, to the extent described herein. If, on any Distribution Date, the Net Swap Payment made by the Swap Provider exceeds the related shortfall amounts payable to the Offered Certificates, such excess will be distributed to the Class X Certificates.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator or the Swap Provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Securities Administrator is required to make a swap termination payment to the Swap Provider, the trust will be required to make a payment to the Securities Administrator in the same amount (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), which amount will be paid by the supplemental interest trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, prior to any distribution to the Offered Certificates, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the Swap Provider (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), for which payments by the trust to the Securities Administrator will be subordinated to all distributions to the Offered Certificates.

Except as described in the preceding sentence, amounts payable by the trust or supplemental interest trust will be deducted from available funds before distributions to certificateholders.

•	Any Net Swap Payment deposited to the Supplemental Interest Trust by the Swap Provider will be distributed on the related Distribution Date as follows:

(1)
to the Senior Certificates pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(2)
to the Mezzanine Certificates, in the order of the payment priority for each such class, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(3)
to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore the Targeted Overcollateralization Amount after taking into account distributions made pursuant to clause 1) (A) under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(4)
first, concurrently to the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4A and Class A-4B Certificates, on a pro rata basis based on the entitlement of each such class, and second, to the Mezzanine Certificates, in the order of the payment priority for each such class, any applicable Deferred Amounts (as defined herein), prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(5)
to the Senior Certificates, on a pro rata basis based on the entitlement of each such class, and then to the Mezzanine Certificates, on a sequential basis, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall Reserve Fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “Distribution of Monthly Excess Cashflow” on such Distribution Date; and

(6)	to the Class X Certificates as provided in the pooling and servicing agreement.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (6) above) be made other than to the extent of losses and basis risk shortfalls.

DISTRIBUTIONS OF INTEREST ON THE OFFERED CERTIFICATES

Basis Risk Shortfall—With respect to the Offered Certificates and any Distribution Date, the sum of (1) the excess, if any, of the related Current Interest (calculated without regard to the Net Funds Cap) over the related Current Interest (as it may have been limited by the Net Funds Cap) for the applicable Distribution Date; (2) any amount described in clause (1) remaining unpaid from prior Distribution Dates; and (3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the least of (x) One-Month LIBOR plus the applicable Certificate Margin, (y) the Maximum Interest Rate and (z) the Hard Cap Rate.

Carryforward Interest—With respect to each class of Offered Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date; and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the amount paid in respect of interest on such class on the immediately preceding Distribution Date; and (2) interest on such amount for the related Interest Accrual Period at the applicable pass-through rate.

Current Interest—With respect to the Offered Certificates and any Distribution Date, the amount of interest accruing at the applicable pass-through rate on the related certificate principal balance during the related Interest Accrual Period; provided, that as to each class of Certificates the Current Interest will be reduced by a pro rata portion of any net interest shortfalls to the extent not covered by excess interest.

Expense Fee Rate—With respect to each Mortgage Loan, the aggregate amount, calculated on a weighted average basis, of the annual rate at which the fee to the Servicer, the Master Servicer, the Credit Risk Manager and the rate at which the fee payable to any provider of lender paid mortgage insurance, if any, is calculated, which is, for a period of one full month, equal to one-twelfth of the product of (a) 26.91 basis points (0.2691%) and (b) the outstanding principal balance of such Mortgage Loan.

Hard Cap Rate—With respect to the Offered Certificates, 11.00%.

Interest Remittance Amount—For any Distribution Date and the Offered Certificates generally the sum, without duplication, of (i) scheduled interest payments (other than payaheads) and advances on the Mortgage Loans for the related Due Period, the interest portion of payaheads previously received and intended for application in the related Due Period and the interest portion of all payoffs and curtailments received on the Mortgage Loans during the related Prepayment Period, less (x) the applicable expense fees with respect to the Mortgage Loans and (y) unreimbursed advances and other amounts reimbursable to the Servicer, the Master Servicer, the Securities Administrator, the Custodian, the Credit Risk Manager and the Trustee with respect to the Mortgage Loans as provided in the pooling and servicing agreement, to the extent allocable to interest, (ii) compensating interest, (iii) the portion of any substitution adjustment amount and purchase price paid with respect to the Mortgage Loans during the related Due Period, in each case allocable to interest and amounts paid in connection with an optional termination with respect to the Mortgage Loans, up to the amount of the interest portion of the par value for the Mortgage Loans and (iv) net liquidation proceeds and Subsequent Recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the Mortgage Loans during the related Due Period, to the extent allocable to interest.

Maximum Interest Rate—With respect to any Distribution Date and the Offered Certificates, an annual rate equal to the weighted average of the maximum mortgage rates of the Mortgage Loans as stated in the related mortgage notes, minus the weighted average Expense Fee Rate of the Mortgage Loans. The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Monthly Excess Cashflow—With respect to any Distribution Date, the Monthly Excess Interest (as defined below), plus amounts applied pursuant to clauses I(J) and II(J) under “Distributions of Principal” in this Free Writing Prospectus.

Net Funds Cap—With respect to any Distribution Date and the Offered Certificates,  (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for the Mortgage Loans and such Distribution Date, minus the sum of (x) any Net Swap Payment payable to the Swap Provider on such Distribution Date and (y) any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date and (2) 12, and the denominator of which is the outstanding aggregate loan balance of the Mortgage Loans for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the immediately preceding Interest Accrual Period.

Net Mortgage Rate—With respect to any Mortgage Loan, the interest rate set forth in the related mortgage note minus the Expense Fee Rate.

Optimal Interest Remittance Amount

With respect to any Distribution Date and the Offered Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the aggregate loan balance of the Mortgage Loans for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans or were not taken into account in computing the Expense Fee Rate.

Distributions of Interest

The pass-through rates for the Offered Certificates are described on page 3 of this Free Writing Prospectus.

With respect to each Distribution Date, to the extent that a Basis Risk Shortfall exists for any class of Offered Certificates, such class will be entitled to the amount of such Basis Risk Shortfall. Such classes will be entitled to receive the amount of any Basis Risk Shortfall in accordance with the priority of payments described below under “Distribution of Monthly Excess Cashflow” and from available amounts on deposit in a reserve fund (the “Basis Risk Shortfall Reserve Fund”), if applicable, and from Net Swap Payments made by the Swap Provider in accordance with the priority set forth above under “Interest Rate Swap Agreement”. The source of funds on deposit in the Basis Risk Shortfall Reserve Fund will be limited to an initial deposit of $1,000 made on the Closing Date and amounts in respect of Monthly Excess Cashflow that would otherwise be paid on the Class X Certificates.

On each Distribution Date, the Interest Remittance Amount for such Distribution Date, to the extent of funds in the Distribution Account, will be paid in the following order of priority:

A)  to the Supplemental Interest Trust, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

B)  concurrently, to the Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and such Distribution Date;

C)  to the Class M-1 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

D)  to the Class M-2 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

E)  to the Class M-3 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

F)  to the Class M-4 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

G)  to the Class M-5 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

H)  to the Class M-6 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

I)  to the Class M-7 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date; and

J)  for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any Interest Remittance Amount remaining after application pursuant to clauses (A) through (I) above (such amount, “Monthly Excess Interest”) for such Distribution Date.

DISTRIBUTIONS OF PRINCIPAL ON THE OFFERED CERTIFICATES

Class A-1 Allocation Percentage - With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the sum of the certificate principal balances of the Class A-1A Certificates and the Class A-1B Certificates and the denominator of which is the aggregate certificate principal balance of all of the Senior Certificates, in each case immediately prior to that Distribution Date.

Deferred Amount—With respect to the Offered Certificates and any Distribution Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the certificate principal balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and the amount by which the certificate principal balance of any such class has been increased due to the collection of Subsequent Recoveries.

Class M-1 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 89.32% and (ii) the aggregate loan balance of the Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate loan balance of the Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Class M-2 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates and the Class M-1 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 91.70% and (ii) the aggregate loan balance of the Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate loan balance of the Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Class M-3 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, Class M-1 Certificates and Class M-2 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 93.14% and (ii) the aggregate loan balance of the Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate loan balance of the Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, Class M-1, Class M-2 and Class M-3 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 94.44% and (ii) the aggregate loan balance of the Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate loan balance of the Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Class M-5 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 96.34% and (ii) the aggregate loan balance of the Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate loan balance of the Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Class M-6 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-6 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 97.34% and (ii) the aggregate loan balance of the Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate loan balance of the Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Class M-7 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-7 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 98.60% and (ii) the aggregate loan balance of the Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate loan balance of the Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Debt Service Reduction—Means a reduction in the amount of the monthly payment due on a Mortgage Loan as established by a bankruptcy court in a bankruptcy of the related mortgagor, except a reduction constituting a Deficient Valuation.

Deficient Valuation—With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under such Mortgage Loan, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding initiated under the United States Bankruptcy Code.

Overcollateralization Deficiency Amount

With respect to any Distribution Date, will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate certificate principal balance of the Offered Certificates resulting from the payment of the Principal Remittance Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Release Amount

For any Distribution Date will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such date is applied on such Distribution Date in reduction of the aggregate certificate principal balance of the Offered Certificates, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Principal Payment Amount

For any Distribution Date and the Offered Certificates will be equal to the Principal Remittance Amount for such Distribution Date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

Principal Remittance Amount

For any Distribution Date, is equal to the sum of (i) the scheduled principal payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than payaheads), including Insurance Proceeds, condemnation proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related prepayment period, to the extent applied as recoveries of principal on the Mortgage Loans; and (iv) the principal portion of payaheads previously received on the Mortgage Loans and intended for application in the related Due Period; less (v) amounts payable or reimbursable to the Servicer, the Master Servicer, the Securities Administrator, the Trustee, the Custodian or the Credit Risk Manager as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

Senior Enhancement Percentage—With respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate certificate principal balance of the Mezzanine Certificates and the Overcollateralization Amount, in each case after giving effect to payments on such Distribution Date, and the denominator of which is the aggregate loan balance of the Mortgage Loans for such Distribution Date.

Senior Principal Payment Amount—For any Distribution Date on or after the Stepdown Date and the Senior Certificates shall be, as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the aggregate certificate principal balance of the Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 86.68% and (ii) the aggregate loan balance of the Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate loan balance of the Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

Senior Sequential Allocation Percentage - With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the sum of the certificate principal balances of the Class A-2, Class A-3, Class A-4A and Class A-4B Certificates and the denominator of which is the aggregate certificate principal balance of all of the Senior Certificates, in each case for that Distribution Date.

Distribution of Principal

With respect to the Offered Certificates, the Principal Payment Amount will be paid on each Distribution Date as follows:

I. On each Distribution Date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

A)  to the Supplemental Interest Trust, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee)) to the extent not paid from the Interest Remittance Amount on such Distribution Date;

B)  concurrently, to the Senior Certificates, in the following order of priority:

i.
to the Class A-1A Certificates and Class A-1B Certificates, the Class A-1 Allocation Percentage of the remaining Principal Payment Amount, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero; and

ii.	the Senior Sequential Allocation Percentage of the remaining Principal Payment Amount, sequentially, in the following order of priority:

1.	to the Class A-2 Certificates, until its certificate principal balance has been reduced to zero;

2.	to the Class A-3 Certificates, until its certificate principal balance has been reduced to zero; and

3.
concurrently, to the Class A-4A Certificates and the Class A-4B Certificates, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero;

C)  to the Class M-1 Certificates, until its certificate principal balance has been reduced to zero;

D)  to the Class M-2 Certificates, until its certificate principal balance has been reduced to zero;

E)  to the Class M-3 Certificates, until its certificate principal balance has been reduced to zero;

F)  to the Class M-4 Certificates, until its certificate principal balance has been reduced to zero;

G)  to the Class M-5 Certificates, until its certificate principal balance has been reduced to zero;

H)  to the Class M-6 Certificates, until its certificate principal balance has been reduced to zero;

I)  to the Class M-7 Certificates, until its certificate principal balance has been reduced to zero; and

J)  for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses I(A) through (I) above.

II. On each Distribution Date (x) on or after the Stepdown Date and (y) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

A)  to the Supplemental Interest Trust, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee)) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

B)  concurrently, to the Senior Certificates, the Senior Principal Payment Amount, in the following order of priority:

i.
to the Class A-1A Certificates and Class A-1B Certificates, the Class A-1 Allocation Percentage of the Senior Principal Payment Amount, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero; and

ii.	the Senior Sequential Allocation Percentage of the Senior Principal Payment Amount, sequentially, in the following order of priority:

1.	to the Class A-2 Certificates, until its certificate principal balance has been reduced to zero;

2.	to the Class A-3 Certificates, until its certificate principal balance has been reduced to zero; and

3.
concurrently, to the Class A-4A Certificates and the Class A-4B Certificates, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero;

C)  to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

D)  to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

E)  to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

F)  to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

G)  to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

H)  to the Class M-6 Certificates, the Class M-6 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

I)  to the Class M-7 Certificates, the Class M-7 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero; and

J)  for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses II(A) through (I) above.

The foregoing notwithstanding, on and after the Distribution Date on which the aggregate certificate principal balance of the Mezzanine Certificates has been reduced to zero, distributions to the Senior Certificates will be allocated to the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4A and Class A-4B Certificates, on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero.

Distribution of Monthly Excess Cashflow

On each Distribution Date, the Monthly Excess Cashflow will be distributed in the following order of priority:

1)  (A)until the aggregate certificate principal balance of the Offered Certificates equals the aggregate loan balance of the Mortgage Loans for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Offered Certificates, in the following order of priority:

(i)	concurrently, to the Senior Certificates, in the following order of priority:

1.
to the Class A-1A Certificates and Class A-1B Certificates, the Class A-1 Allocation Percentage of the Monthly Excess Cashflow, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero; and

2.	the Senior Sequential Allocation Percentage of the Monthly Excess Cashflow, sequentially, in the following order of priority:

a.	to the Class A-2 Certificates, until its certificate principal balance has been reduced to zero;

b.	to the Class A-3 Certificates, until its certificate principal balance has been reduced to zero; and

c.
concurrently, to the Class A-4A Certificates and the Class A-4B Certificates, on a pro rata basis, based on their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero;

(ii)	to the Class M-1 Certificates, until its certificate principal balance has been reduced to zero;

(iii)	to the Class M-2 Certificates, until its certificate principal balance has been reduced to zero;

(iv)	to the Class M-3 Certificates, until its certificate principal balance has been reduced to zero;

(v)	to the Class M-4 Certificates, until its certificate principal balance has been reduced to zero;

(vi)	to the Class M-5 Certificates, until its certificate principal balance has been reduced to zero;

(vii) to the Class M-6 Certificates, until its certificate principal balance has been reduced to zero; and

(viii) to the Class M-7 Certificates, until its certificate principal balance has been reduced to zero;

(B)
on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause II under “Distributions of Principal”, after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein;

2)  concurrently, to the Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4A and Class A-4B Certificates, any Deferred Amount for each such class, on a pro rata basis, based on the amount due with respect to each such class;

3)  to the Class M-1 Certificates, any Deferred Amount for such class;

4)  to the Class M-2 Certificates, any Deferred Amount for such class;

5)  to the Class M-3 Certificates, any Deferred Amount for such class;

6)  to the Class M-4 Certificates, any Deferred Amount for such class;

7)  to the Class M-5 Certificates, any Deferred Amount for such class;

8)  to the Class M-6 Certificates, any Deferred Amount for such class;

9)  to the Class M-7 Certificates, any Deferred Amount for such class;

10)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Senior Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

11)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-1 Certificates, any Basis Risk Shortfall for such class;

12)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-2 Certificates, any Basis Risk Shortfall for such class;

13)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-3 Certificates, any Basis Risk Shortfall for such class;

14)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-4 Certificates, any Basis Risk Shortfall for such class;

15)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-5 Certificates, any Basis Risk Shortfall for such class;

16)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-6 Certificates, any Basis Risk Shortfall for such class;

17)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-7 Certificates, any Basis Risk Shortfall for such class;

18)  to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event and the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior Distribution Dates and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

19)  to the Class X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and

20)  to the residual certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the residual certificates under this clause (20).

Notwithstanding the foregoing, distributions pursuant to subparagraphs (2) through (17) above on any Distribution Date will be made after giving effect to payments received pursuant to the Interest Rate Swap Agreement.

ANNEX A
The Scheduled Swap Notional Amount for each Distribution Date during the term of the Interest Rate Swap Agreement will be the related notional amount set forth below.

Distribution Date	Scheduled Swap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)
12/25/2006	595,565,000.00
01/25/2007	572,493,373.35
02/25/2007	550,275,725.33
03/25/2007	528,913,220.89
04/25/2007	507,456,667.61
05/25/2007	487,581,881.12
06/25/2007	468,632,400.94
07/25/2007	450,412,315.19
08/25/2007	432,893,557.49
09/25/2007	416,049,141.17
10/25/2007	399,853,117.65
11/25/2007	384,280,536.61
12/25/2007	369,307,407.55
01/25/2008	354,910,662.85
02/25/2008	341,068,122.36
03/25/2008	327,758,459.16
04/25/2008	314,961,166.83
05/25/2008	302,656,527.85
06/25/2008	290,825,583.27
07/25/2008	279,450,103.52
08/25/2008	262,813,762.68
09/25/2008	252,516,192.31
10/25/2008	241,887,507.02
11/25/2008	230,419,571.46
12/25/2008	221,369,700.08
01/25/2009	212,668,262.73
02/25/2009	204,301,849.06
03/25/2009	196,257,564.69
04/25/2009	188,523,011.36
05/25/2009	181,086,267.86
06/25/2009	173,935,871.67
07/25/2009	166,260,971.66
08/25/2009	159,681,843.95
09/25/2009	142,707,515.78
10/25/2009	136,793,758.38
11/25/2009	131,349,974.37
12/25/2009	126,115,790.58
01/25/2010	123,513,671.94
02/25/2010	118,674,797.51
03/25/2010	114,022,241.06
04/25/2010	109,548,831.25
05/25/2010	105,247,672.68
06/25/2010	101,112,135.25
07/25/2010	97,135,844.00
08/25/2010	93,312,669.25
09/25/2010	89,636,717.21
10/25/2010	86,102,320.85
11/25/2010	82,704,031.23
12/25/2010	79,436,609.08
01/25/2011	76,295,016.74
02/25/2011	73,274,410.41
03/25/2011	70,370,132.68
04/25/2011	67,577,705.39
05/25/2011	64,892,822.67
06/25/2011	62,311,344.39
07/25/2011	59,829,289.74
08/25/2011	57,442,831.10
09/25/2011	42,136,864.98
10/25/2011	7,257,739.69
11/25/2011	5,914,982.63
12/25/2011 and thereafter	0.00

ANNEX B

Net Funds Cap			Effective Bond Coupon Applicable to each class of Offered Certificates
	Day	Net Funds Cap	30% CPR**
Period	Count	Actual/360 (%)*	Effective Coupon (%)
1	25	8.311	11.000
2	31	6.703	11.000
3	31	6.703	11.000
4	28	7.421	11.000
5	31	6.706	11.000
6	30	6.931	11.000
7	31	6.708	11.000
8	30	6.931	11.000
9	31	6.708	11.000
10	31	6.708	11.000
11	30	6.933	11.000
12	31	6.709	11.000
13	30	6.933	11.000
14	31	6.709	11.000
15	31	6.709	11.000
16	29	7.172	11.000
17	31	6.711	11.000
18	30	6.935	11.000
19	31	6.711	11.000
20	30	6.935	11.000
21	31	6.773	11.000
22	31	6.773	11.000
23	30	7.009	11.000
24	31	6.804	11.000
25	30	7.03	11.000
26	31	6.804	11.000
27	31	6.824	11.000
28	28	7.555	11.000
29	31	6.828	11.000
30	30	7.064	11.000
31	31	6.836	11.000
32	30	7.082	11.000
33	31	6.875	11.000
34	31	7.120	11.000
35	30	7.367	11.000

Net Funds Cap			Effective Bond Coupon Applicable to each class of Offered Certificates
	Day	Net Funds Cap	30% CPR**
Period	Count	Actual/360 (%)*	Effective Coupon (%)
36	31	7.138	11.000
37	30	7.376	11.000
38	31	7.144	11.000
39	31	7.162	11.000
40	28	8.031	11.000
41	31	7.257	11.000
42	30	7.504	11.000
43	31	7.262	11.000
44	30	7.507	11.000
45	31	7.264	11.000
46	31	7.299	11.000
47	30	7.543	11.000
48	31	7.300	11.000
49	30	7.543	11.000
50	31	7.300	11.000
51	31	7.300	11.000
52	28	8.082	11.000
53	31	7.300	11.000
54	30	7.543	11.000
55	31	7.300	11.000
56	30	7.543	11.000
57	31	7.300	11.000
58	31	8.416	11.000
59	30	11.690	11.000
60	31	11.394	11.000

The minimum Net Funds Cap (on an actual/360 basis) after period 60 is 11.394%.	The effective coupon (at the speed indicated) after period 60 is 11.00%.

* Assumptions:	** Assumptions:
1. Calculated using 30% CPR run to call and flat LIBOR	1. Calculated using 30% CPR run to call and flat LIBOR rates of 20%.
rates of 20%.	2. Prepayment penalties are not included in the calculations.
2. Prepayment penalties are not included in the	3. Initial Day Count is based on the Closing Date.
calculations.

ANNEX C

Excess Interest Table

	Excess Interest
Assumptions:	Wtd. Avg. For Year 1	1.337%
1. Calculated at 30% CPR using the LIBOR rates shown below.	Wtd. Avg. For Year 2	1.295%
2. Prepayment penalties are not included in the	Wtd. Avg. For Year 3	1.877%
excess interest calculation.	Wtd. Avg. For Year 4	1.889%
3. Excess interest is net of payments made and received in	Wtd. Avg. For Year 5	1.938%
respect of the Interest Rate Swap Agreement and is calculated as
percentage of the aggregate certificate principal balance of	Excess Interest
the Offered Certificates.	Wtd. Avg. Thru Year 1	1.337%
4. The initial Interest Accrual Period commences November 30,	Wtd. Avg. Thru Year 2	1.320%
2006.	Wtd. Avg. Thru Year 3	1.444%
	Wtd. Avg. Thru Year 4	1.504%
	Wtd. Avg. Thru Year 5	1.541%

	Distribution	1 Month	6 Month	1 Year	Excess
Period	Date	Libor (%)	Libor (%)	Libor (%)	Interest (%)
1	25-Dec-06	5.320	5.384	5.321	2.593
2	25-Jan-07	5.362	5.366	5.280	1.154
3	25-Feb-07	5.368	5.329	5.231	1.155
4	25-Mar-07	5.339	5.284	5.180	1.315
5	25-Apr-07	5.296	5.234	5.132	1.159
6	25-May-07	5.261	5.178	5.082	1.215
7	25-Jun-07	5.213	5.120	5.038	1.166
8	25-Jul-07	5.154	5.059	4.994	1.228
9	25-Aug-07	5.101	5.001	4.957	1.178
10	25-Sep-07	5.040	4.946	4.926	1.185
11	25-Oct-07	4.967	4.894	4.897	1.257
12	25-Nov-07	4.908	4.859	4.879	1.205
13	25-Dec-07	4.861	4.828	4.864	1.279
14	25-Jan-08	4.815	4.804	4.853	1.224
15	25-Feb-08	4.771	4.790	4.848	1.235
16	25-Mar-08	4.753	4.784	4.848	1.387
17	25-Apr-08	4.743	4.782	4.848	1.249
18	25-May-08	4.727	4.780	4.851	1.329
19	25-Jun-08	4.727	4.783	4.855	1.262
20	25-Jul-08	4.733	4.786	4.861	1.342
21	25-Aug-08	4.734	4.789	4.867	1.284
22	25-Sep-08	4.736	4.795	4.874	1.288
23	25-Oct-08	4.737	4.799	4.881	1.381
24	25-Nov-08	4.740	4.805	4.889	1.308
25	25-Dec-08	4.746	4.812	4.898	1.905
26	25-Jan-09	4.755	4.819	4.906	1.798
27	25-Feb-09	4.762	4.827	4.914	1.797
28	25-Mar-09	4.768	4.836	4.923	2.145
29	25-Apr-09	4.774	4.845	4.930	1.795
30	25-May-09	4.780	4.854	4.938	1.906
31	25-Jun-09	4.790	4.865	4.948	1.793
32	25-Jul-09	4.801	4.873	4.955	1.914
33	25-Aug-09	4.812	4.881	4.963	1.798
34	25-Sep-09	4.820	4.889	4.971	1.849
35	25-Oct-09	4.828	4.895	4.977	1.977
36	25-Nov-09	4.837	4.902	4.985	1.847
37	25-Dec-09	4.843	4.909	4.992	1.976
38	25-Jan-10	4.849	4.916	4.999	1.813
39	25-Feb-10	4.856	4.922	5.008	1.814
40	25-Mar-10	4.862	4.930	5.014	2.235
41	25-Apr-10	4.869	4.937	5.021	1.811
42	25-May-10	4.876	4.944	5.029	1.940
43	25-Jun-10	4.883	4.952	5.037	1.803
44	25-Jul-10	4.889	4.958	5.044	1.933
45	25-Aug-10	4.897	4.968	5.051	1.795
46	25-Sep-10	4.904	4.975	5.059	1.793
47	25-Oct-10	4.910	4.981	5.066	1.927
48	25-Nov-10	4.918	4.989	5.074	1.786
49	25-Dec-10	4.926	4.997	5.079	1.924
50	25-Jan-11	4.936	5.004	5.086	1.783
51	25-Feb-11	4.943	5.011	5.092	1.784
52	25-Mar-11	4.949	5.017	5.097	2.246
53	25-Apr-11	4.956	5.024	5.103	1.787
54	25-May-11	4.963	5.030	5.109	1.932
55	25-Jun-11	4.969	5.035	5.114	1.787
56	25-Jul-11	4.974	5.039	5.119	1.935
57	25-Aug-11	4.980	5.045	5.124	1.790
58	25-Sep-11	4.985	5.049	5.129	1.860
59	25-Oct-11	4.989	5.053	5.135	2.367
60	25-Nov-11	4.993	5.059	5.139	2.151

ANNEX D

Sensitivity Table for the Offered Certificates - To Optional Termination

The assumptions for the sensitivity table shown below are as follows:
•	The Pricing Speed (as shown on page 3 hereof) is applied;
•	One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remain static at 5.320%. 5.384% and 5.321%, respectively; and
•	The Master Servicer exercises its Optional Termination right (as defined herein).

	CPR	15.0%	22.5%	30.0%	37.5%	45.0%	52.5%
Class A-1A	WAL	5.18	3.37	2.41	1.81	1.40	1.10
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	162	108	78	59	47	38
Class A-1B	WAL	5.18	3.37	2.41	1.81	1.40	1.10
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	162	108	78	59	47	38
Class A-2	WAL	2.16	1.39	1.00	0.77	0.61	0.49
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	60	39	27	21	17	13
Class A-3	WAL	6.67	4.28	3.00	2.20	1.74	1.40
	Principal Window Begin	60	39	27	21	17	13
	Principal Window End	104	67	48	33	26	21
Class A-4A	WAL	11.91	7.84	5.65	4.23	3.19	2.46
	Principal Window Begin	104	67	48	33	26	21
	Principal Window End	162	108	78	59	47	38
Class A-4B	WAL	11.91	7.84	5.65	4.23	3.19	2.46
	Principal Window Begin	104	67	48	33	26	21
	Principal Window End	162	108	78	59	47	38
Class M-1	WAL	8.95	5.86	4.45	3.81	3.64	3.15
	Principal Window Begin	51	37	38	40	42	38
	Principal Window End	162	108	78	59	47	38
Class M-2	WAL	8.95	5.86	4.42	3.77	3.54	3.15
	Principal Window Begin	51	37	38	39	41	38
	Principal Window End	162	108	78	59	47	38
Class M-3	WAL	8.95	5.86	4.42	3.75	3.46	3.15
	Principal Window Begin	51	37	38	39	40	38
	Principal Window End	162	108	78	59	47	38
Class M-4	WAL	8.95	5.86	4.42	3.71	3.42	3.15
	Principal Window Begin	51	37	37	38	39	38
	Principal Window End	162	108	78	59	47	38
Class M-5	WAL	8.95	5.86	4.40	3.70	3.37	3.15
	Principal Window Begin	51	37	37	38	38	38
	Principal Window End	162	108	78	59	47	38
Class M-6	WAL	8.83	5.76	4.32	3.61	3.29	3.15
	Principal Window Begin	51	37	37	37	38	38
	Principal Window End	162	108	78	59	47	38
Class M-7	WAL	8.11	5.25	3.95	3.33	3.10	3.11
	Principal Window Begin	51	37	37	37	37	37
	Principal Window End	145	95	68	52	41	38

Sensitivity Table for the Offered Certificates - To Maturity

The assumptions for the sensitivity table shown below are as follows:
•	The Pricing Speed (as shown on page 3 hereof) is applied;
•	One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remain static at 5.320%. 5.384% and 5.321%, respectively; and
•	The Master Servicer does not exercise its Optional Termination right (as defined herein).

	CPR	15.0%	22.5%	30.0%	37.5%	45.0%	52.5%
Class A-1A	WAL	5.58	3.68	2.64	1.99	1.54	1.19
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	322	246	185	143	114	91
Class A-1B	WAL	5.58	3.68	2.64	1.99	1.54	1.19
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	322	246	185	143	114	91
Class A-2	WAL	2.16	1.39	1.00	0.77	0.61	0.49
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	60	39	27	21	17	13
Class A-3	WAL	6.67	4.28	3.00	2.20	1.74	1.40
	Principal Window Begin	60	39	27	21	17	13
	Principal Window End	104	67	48	33	26	21
Class A-4A	WAL	13.72	9.22	6.68	5.04	3.81	2.86
	Principal Window Begin	104	67	48	33	26	21
	Principal Window End	322	246	185	143	114	91
Class A-4B	WAL	13.72	9.22	6.68	5.04	3.81	2.86
	Principal Window Begin	104	67	48	33	26	21
	Principal Window End	322	246	185	143	114	91
Class M-1	WAL	9.66	6.38	4.83	4.12	3.87	4.03
	Principal Window Begin	51	37	38	40	42	46
	Principal Window End	240	166	122	93	73	59
Class M-2	WAL	9.59	6.32	4.77	4.04	3.74	3.76
	Principal Window Begin	51	37	38	39	41	43
	Principal Window End	228	157	115	87	69	55
Class M-3	WAL	9.50	6.26	4.72	3.97	3.63	3.59
	Principal Window Begin	51	37	38	39	40	42
	Principal Window End	214	146	106	81	64	51
Class M-4	WAL	9.40	6.18	4.65	3.89	3.55	3.47
	Principal Window Begin	51	37	37	38	39	40
	Principal Window End	203	138	100	76	60	48
Class M-5	WAL	9.20	6.03	4.52	3.80	3.44	3.32
	Principal Window Begin	51	37	37	38	38	39
	Principal Window End	191	129	93	71	56	45
Class M-6	WAL	8.84	5.77	4.32	3.61	3.29	3.19
	Principal Window Begin	51	37	37	37	38	38
	Principal Window End	165	110	79	60	47	39
Class M-7	WAL	8.11	5.25	3.95	3.33	3.10	3.11
	Principal Window Begin	51	37	37	37	37	37
	Principal Window End	145	95	68	52	41	38

Breakeven CDR Table for the Mezzanine Certificates

The assumptions for the sensitivity table shown below are as follows:
•	The Pricing Speed of 30% CPR is applied;
•	One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR forward curves (as shown in Appendix F) are used;
•	100% advancing of principal and interest;
•	There is a twelve-month lag in recoveries;
•	Priced to maturity with collateral losses calculated through collateral maturity;
•	All payments are presumed to be made to the certificateholders on the 25th day of the month, regardless of business day conventions; and
•	Delinquency and cumulative loss triggers have failed.

Class	M-1	M-2	M-3	M-4
Rating (S/M)	AA+/Aa1	AA+/Aa2	AA/Aa3	AA/A1

Loss Severity	30%	30%	30%	30%
Default	11.633 CDR	9.653 CDR	8.520 CDR	7.525 CDR
Collateral Loss	7.75%	6.68%	6.02%	5.43%

Loss Severity	40%	40%	40%	40%
Default	8.441 CDR	7.075 CDR	6.279 CDR	5.574 CDR
Collateral Loss	7.97%	6.86%	6.19%	5.58%

Loss Severity	50%	50%	50%	50%
Default	6.623 CDR	5.583 CDR	4.972 CDR	4.425 CDR
Collateral Loss	8.10%	6.98%	6.30%	5.67%

Class	M-5	M-6	M-7
Rating (S/M)	A+/A3	A/Baa1	BBB+/Baa3

Loss Severity	30%	30%	30%
Default	6.125 CDR	5.389 CDR	4.568 CDR
Collateral Loss	4.54%	4.06%	3.50%

Loss Severity	40%	40%	40%
Default	4.567 CDR	4.033 CDR	3.435 CDR
Collateral Loss	4.67%	4.17%	3.60%

Loss Severity	50%	50%	50%
Default	3.643 CDR	3.222 CDR	2.752 CDR
Collateral Loss	4.74%	4.23%	3.65%

ANNEX E
MORTGAGE LOAN CHARACTERISTICS

The Mortgage Loans are expected to have the following characteristics as of November 1, 2006 (the “Cut-off Date”), subject to a permitted variance of plus or minus 10%:

Current Mortgage Rate*	7.195%
Current Net Mortgage Rate*	6.926%
Cut-off Date Mortgage Loan Principal Balance	$600,131,377
Cut-off Date Average Mortgage Loan Principal Balance	$325,627
Mortgage Loan Count	1,843
Original Term (months)*	360
Months Since Origination*	2
Stated Remaining Term (months)*	358
Mortgage Loans with Interest Only Terms	86.48%
Mortgage Loans with Prepay Penalty Terms	67.02%
Original Prepay Penalty Term (months)**	29
Remaining Prepay Penalty Term (months)**	27
Credit Score**	702
Original Loan to Value Ratio*	76.30%
Original Loan to Value Ratio Over 80% Without MI	0.28%
Documentation Type - Full / Alternative	10.10%
Loan Purpose - Purchase / Rate-Term	75.47%
Occupancy Type - Primary / Second Home	82.76%
Property Type - Single Family Residence / PUD	80.89%
California Concentration	40.97%
Months to Next Rate Adjustment*	61
First Periodic Rate Cap*	5.378%
Subsequent Periodic Rate Cap*	1.372%
Lifetime Rate Cap*	5.629%
Gross Margin*	2.763%
Net Margin*	2.494%
Minimum Mortgage Rate*	2.804%
Maximum Mortgage Rate*	12.824%

* Weighted Average
** Non-zero Weighted Average

Credit Scores are not available for fourteen mortgage loans with an aggregate principal balance of approximately $2,552,051 (approximately 0.43% of the mortgage loans).

Recipients must read the information contained in the Information Statement on page 2. Do not use or rely on this information if you have not received or reviewed the Information Statement. If you have not received the Information Statement, call your Underwriter account representative for another copy. This Free Writing Prospectus supersedes any previously distributed information relating to the securities discussed in this communication and will be superseded by the information set forth in any subsequently distributed free writing prospectus. Each Underwriter is acting as underwriter/placement agent and not as an agent for the Depositor in connection with the proposed transaction.

Product Type of the Mortgage Loans
Product Type	Percentage of Pool by Principal Balance	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Months to Next Adjustment Date	Gross Margin	First Periodic Rate Cap	Subsequent Periodic Rate Cap	Lifetime Rate Cap
10/20 1 YR LIBOR IO……………..	1.23%	$7,392,746.59	6.566%	118	2.250%	5.000%	2.000%	5.000%
10/20 6 MO LIBOR………………..	0.26	1,579,845.36	6.690	116	2.357	5.571	1.571	5.571
10/20 6 MO LIBOR IO……………..	6.17	37,051,407.89	6.885	117	2.293	5.881	1.943	5.881
2/28 6 MO LIBOR…………………..	0.36	2,135,890.07	7.994	22	3.531	2.918	1.082	5.662
2/28 6 MO LIBOR 40/30 Balloon…..	0.05	307,238.63	7.375	22	3.500	3.000	1.000	6.000
2/28 6 MO LIBOR IO………………	2.78	16,655,352.86	7.695	21	3.033	2.949	1.017	5.832
3/27 1 YR LIBOR IO………………..	0.05	298,399.98	6.750	33	2.250	5.000	2.000	5.000
3/27 6 MO LIBOR…………………..	1.28	7,697,780.92	6.851	33	3.180	3.991	1.340	5.921
3/27 6 MO LIBOR 40/30 Balloon…..	0.16	930,399.50	7.111	34	3.269	4.798	1.599	6.000
3/27 6 MO LIBOR IO……………….	5.62	33,715,554.99	7.182	33	3.132	3.893	1.491	5.928
5/25 1 YR LIBOR IO………………..	2.02	12,097,725.46	6.283	58	2.263	5.034	2.000	5.034
5/25 6 MO LIBOR…………………..	8.77	52,656,218.51	7.322	57	2.950	5.648	1.242	5.682
5/25 6 MO LIBOR 40/30 Balloon…..	1.98	11,888,064.59	7.504	58	3.183	5.500	1.500	5.500
5/25 6 MO LIBOR IO……………….	63.21	379,341,058.27	7.258	58	2.772	5.580	1.282	5.595
6 MO LIBOR IO…………………….	0.21	1,266,698.00	7.266	4	2.859	3.412	1.000	5.548
7/23 1 YR LIBOR IO………………..	1.14	6,821,600.00	6.423	82	2.262	5.000	2.000	5.033
7/23 6 MO LIBOR…………………..	0.65	3,930,405.17	7.180	82	2.337	5.709	1.743	5.836
7/23 6 MO LIBOR IO……………….	4.06	24,364,989.88	6.878	82	2.446	5.689	1.502	5.689
Total/Weighted Average	100.00%	$600,131,376.67	7.195%	61	2.763%	5.378%	1.372%	5.629%

Product and Prepayment Penalty of the Mortgage Loans
Product	1-12 Month Penalty	13-24 Month Penalty	25-36 Month Penalty	49-60 Month Penalty	With Penalty	No Penalty
6 MOS LIBOR……………………………………………	0.00%	0.13%	0.05%	0.00%	0.18%	0.03%
2 YEAR ARM………………………………………………	0.96	1.48	0.16	0.00	2.60	0.58
3 YEAR ARM………………………………………………	0.72	0.57	4.56	0.00	5.85	1.25
5 YEAR ARM………………………………………………	13.87	6.13	29.09	2.03	51.12	24.86
7 YEAR ARM………………………………………………	0.54	0.42	2.20	0.03	3.20	2.66
10 YEAR ARM……………………………………………...	0.34	0.00	3.74	0.00	4.08	3.59
Total/Weighted Average	16.42%	8.74%	39.80%	2.06%	67.02%	32.98%

Current Mortgage Rates of the Mortgage Loans
Mortgage Rate (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
5.001 - 5.250…………….	0.11%	1	$648,420.62	5.125%	695	$648,420.62	50.98%	86.27%	0.00%	0.00%
5.251 - 5.500…………….	0.21	3	1,256,400.42	5.500	777	418,800.14	59.31	59.31	49.06	0.00
5.501 - 5.750…………….	0.77	11	4,621,957.60	5.728	740	420,177.96	76.16	83.68	44.70	5.56
5.751 - 6.000…………….	3.24	53	19,444,993.14	5.970	709	366,886.66	75.40	85.61	31.92	10.15
6.001 - 6.250…………….	4.91	74	29,442,665.39	6.205	717	397,873.86	71.66	79.06	27.11	7.29
6.251 - 6.500…………….	8.48	120	50,900,038.64	6.450	717	424,166.99	71.83	81.45	27.46	7.50
6.501 - 6.750…………….	10.19	184	61,172,830.31	6.694	710	332,461.03	74.81	86.36	28.27	11.37
6.751 - 7.000…………….	17.85	339	107,119,165.68	6.923	702	315,985.74	75.78	89.10	32.42	10.74
7.001 - 7.250…………….	12.95	251	77,717,984.78	7.201	701	309,633.41	76.72	91.13	36.75	18.14
7.251 - 7.500…………….	13.92	276	83,546,636.96	7.442	697	302,705.21	77.52	91.28	41.50	13.75
7.501 - 7.750…………….	8.74	182	52,429,866.29	7.690	696	288,076.19	78.92	93.08	48.17	17.05
7.751 - 8.000…………….	8.50	149	51,011,180.34	7.907	695	342,356.92	78.30	91.83	63.96	34.20
8.001 - 8.250…………….	3.82	74	22,905,136.06	8.192	695	309,528.87	78.27	95.50	50.07	32.54
8.251 - 8.500…………….	3.57	64	21,447,663.11	8.437	687	335,119.74	79.07	91.73	56.17	39.92
8.501 - 8.750…………….	1.62	37	9,709,318.83	8.701	690	262,414.02	81.82	96.04	68.21	50.46
8.751 - 9.000…………….	0.70	14	4,213,432.54	8.887	701	300,959.47	78.49	95.21	58.59	62.31
9.001 - 9.250…………….	0.22	5	1,298,519.84	9.232	702	259,703.97	87.63	93.44	81.98	59.05
9.251 - 9.500…………….	0.05	1	303,600.60	9.500	688	303,600.60	75.00	100.00	0.00	100.00
9.501 - 9.750…………….	0.01	1	67,496.86	9.750	634	67,496.86	75.00	75.00	0.00	0.00
9.751 - 10.000…………..	0.07	1	393,775.00	10.000	625	393,775.00	95.00	95.00	100.00	0.00
10.001 - 10.250…………..	0.05	2	296,638.02	10.125	754	148,319.01	77.56	99.36	0.00	87.20
11.751 - 12.000…………..	0.03	1	183,655.64	12.000	630	183,655.64	95.00	95.00	100.00	0.00
Total/Weighted Average	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Minimum: 5.125%
Maximum: 12.000%
Weighted Average: 7.195%

Net Mortgage Rates of the Mortgage Loans
Net Mortgage Rate (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
4.751 - 5.000…………….	0.11%	1	$648,420.62	5.125%	695	$648,420.62	50.98%	86.27%	0.00%	0.00%
5.001 - 5.250…………….	0.21	3	1,256,400.42	5.500	777	418,800.14	59.31	59.31	49.06	0.00
5.251 - 5.500…………….	0.77	11	4,621,957.60	5.728	740	420,177.96	76.16	83.68	44.70	5.56
5.501 - 5.750…………….	3.24	53	19,444,993.14	5.970	709	366,886.66	75.40	85.61	31.92	10.15
5.751 - 6.000…………….	4.91	74	29,442,665.39	6.205	717	397,873.86	71.66	79.06	27.11	7.29
6.001 - 6.250…………….	8.48	120	50,900,038.64	6.450	717	424,166.99	71.83	81.45	27.46	7.50
6.251 - 6.500…………….	10.23	185	61,372,553.13	6.698	710	331,743.53	74.89	86.41	28.51	11.33
6.501 - 6.750…………….	18.14	344	108,853,770.68	6.936	702	316,435.38	76.11	89.22	33.02	10.57
6.751 - 7.000…………….	13.02	253	78,163,090.78	7.205	701	308,945.02	76.85	91.18	37.11	18.03
7.001 - 7.250…………….	14.09	281	84,570,483.42	7.457	697	300,962.57	77.77	91.35	42.33	13.59
7.251 - 7.500…………….	8.79	184	52,770,395.78	7.706	696	286,795.63	78.93	93.00	47.36	17.72
7.501 - 7.750…………….	8.29	145	49,750,953.17	7.917	694	343,110.02	77.81	91.68	63.88	35.50
7.751 - 8.000…………….	3.93	76	23,611,579.93	8.243	693	310,678.68	78.67	95.38	51.56	31.89
8.001 - 8.250…………….	3.41	61	20,469,528.95	8.436	685	335,566.05	78.38	91.64	56.33	40.55
8.251 - 8.500…………….	1.47	32	8,840,574.38	8.737	693	276,267.95	80.20	95.82	66.72	57.80
8.501 - 8.750…………….	0.69	13	4,137,108.52	8.887	699	318,239.12	78.27	95.31	57.83	61.61
8.751 - 9.000…………….	0.07	2	425,471.00	9.194	653	212,735.50	80.00	97.75	45.00	45.00
9.001 - 9.250…………….	0.05	1	303,600.60	9.500	688	303,600.60	75.00	100.00	0.00	100.00
9.251 - 9.500…………….	0.01	1	67,496.86	9.750	634	67,496.86	75.00	75.00	0.00	0.00
9.501 - 9.750…………….	0.03	1	183,655.64	12.000	630	183,655.64	95.00	95.00	100.00	0.00
9.751 - 10.000…………...	0.05	2	296,638.02	10.125	754	148,319.01	77.56	99.36	0.00	87.20
Total/Weighted Average	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Minimum: 4.868%
Maximum: 9.868%
Weighted Average: 6.926%

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Original Principal Balances of the Mortgage Loans
Original Principal Balance of the Mortgage Loans ($)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
25,000.01 - 50,000.00……..	0.01%	2	$87,899.81	8.918%	638	$43,949.91	85.97%	94.97%	0.00%	56.81%
50,000.01 - 75,000.00……..	0.22	20	1,294,734.23	7.938	689	64,736.71	73.83	81.24	34.44	65.62
75,000.01 - 100,000.00…….	0.83	56	5,005,558.16	7.495	714	89,384.97	76.61	90.68	33.43	65.48
100,000.01 - 125,000.00……	1.60	85	9,616,428.65	7.363	706	113,134.45	76.64	91.43	40.71	40.92
125,000.01 - 150,000.00……	3.03	132	18,211,794.21	7.430	697	137,968.14	77.13	90.24	38.21	31.75
150,000.01 - 175,000.00……	2.66	98	15,937,113.54	7.219	692	162,623.61	75.98	90.55	27.79	19.22
175,000.01 - 200,000.00……	4.93	157	29,592,911.84	7.390	697	188,489.88	78.33	91.00	35.20	18.45
200,000.01 - 225,000.00……	5.26	148	31,591,298.97	7.355	700	213,454.72	78.14	91.05	39.15	28.42
225,000.01 - 250,000.00……	4.89	123	29,332,426.75	7.249	691	238,475.01	77.58	89.79	44.65	15.45
250,000.01 - 275,000.00……	5.33	122	31,984,428.01	7.235	701	262,167.44	77.98	90.53	49.48	17.17
275,000.01 - 350,000.00……	15.57	301	93,439,040.58	7.152	699	310,428.71	77.41	90.52	46.54	16.87
350,000.01 - 450,000.00……	15.04	227	90,262,494.78	7.068	702	397,632.14	76.86	90.42	43.42	12.95
450,000.01 - 550,000.00……	12.94	156	77,681,449.48	7.106	704	497,958.01	78.38	90.59	34.51	10.45
550,000.01 - 650,000.00……	10.99	109	65,929,238.36	7.088	705	604,855.40	74.77	87.50	39.62	17.54
650,000.01 - 750,000.00……	3.51	30	21,044,432.53	7.138	705	701,481.08	78.33	93.23	39.84	13.66
750,000.01 - 850,000.00……	2.13	16	12,804,648.50	7.147	708	800,290.53	76.99	90.61	25.29	6.12
850,000.01 - 950,000.00……	3.03	20	18,176,841.65	7.373	708	908,842.08	73.69	82.77	35.18	29.53
950,000.01 - 1,100,000.00….	4.16	25	24,945,587.01	7.468	710	997,823.48	68.89	82.62	28.17	7.88
1,100,000.01 - 1,250,000.00…	1.35	7	8,107,800.61	7.108	722	1,158,257.23	68.86	82.58	43.16	14.05
1,250,000.01 - 1,500,000.00…	0.69	3	4,114,750.00	7.706	701	1,371,583.33	66.37	72.76	36.45	68.05
1,500,000.01 - 1,750,000.00…	0.56	2	3,353,000.00	7.222	727	1,676,500.00	72.73	80.00	48.46	0.00
1,750,000.01 - 2,000,000.00…	1.27	4	7,617,499.00	6.838	724	1,904,374.75	57.47	66.15	23.89	0.00
Total/Weighted Average	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Minimum: 38,000
Maximum: 2,000,000
Average: 325,736

Cut-off Date Principal Balances of the Mortgage Loans
Principal Balance of the Mortgage Loans as of the Cut-off Date ($)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
25,000.01 - 50,000.00…......	0.01%	2	$87,899.81	8.918%	638	$43,949.91	85.97%	94.97%	0.00%	56.81%
50,000.01 - 75,000.00.........	0.22	20	1,294,734.23	7.938	689	64,736.71	73.83	81.24	34.44	65.62
75,000.01 - 100,000.00.........	0.83	56	5,005,558.16	7.495	714	89,384.97	76.61	90.68	33.43	65.48
100,000.01 - 125,000.00........	1.60	85	9,616,428.65	7.363	706	113,134.45	76.64	91.43	40.71	40.92
125,000.01 - 150,000.00……	3.03	132	18,211,794.21	7.430	697	137,968.14	77.13	90.24	38.21	31.75
150,000.01 - 175,000.00……	2.71	100	16,287,007.07	7.216	693	162,870.07	75.84	90.36	28.27	18.80
175,000.01 - 200,000.00……	4.91	156	29,442,781.12	7.390	697	188,735.78	78.39	90.97	35.46	18.54
200,000.01 - 225,000.00……	5.23	147	31,391,536.16	7.358	700	213,547.87	78.19	91.18	38.76	28.60
225,000.01 - 250,000.00……	4.89	123	29,332,426.75	7.249	691	238,475.01	77.58	89.79	44.65	15.45
250,000.01 - 275,000.00……	5.33	122	31,984,428.01	7.235	701	262,167.44	77.98	90.53	49.48	17.17
275,000.01 - 350,000.00……	15.63	302	93,787,960.01	7.151	699	310,556.16	77.42	90.48	46.74	16.81
350,000.01 - 450,000.00……	14.98	226	89,913,575.35	7.069	702	397,847.68	76.85	90.46	43.20	13.00
450,000.01 - 550,000.00……	12.94	156	77,681,449.48	7.106	704	497,958.01	78.38	90.59	34.51	10.45
550,000.01 - 650,000.00……	10.99	109	65,929,238.36	7.088	705	604,855.40	74.77	87.50	39.62	17.54
650,000.01 - 750,000.00……	3.51	30	21,044,432.53	7.138	705	701,481.08	78.33	93.23	39.84	13.66
750,000.01 - 850,000.00……	2.13	16	12,804,648.50	7.147	708	800,290.53	76.99	90.61	25.29	6.12
850,000.01 - 950,000.00……	3.03	20	18,176,841.65	7.373	708	908,842.08	73.69	82.77	35.18	29.53
950,000.01 - 1,100,000.00…	4.16	25	24,945,587.01	7.468	710	997,823.48	68.89	82.62	28.17	7.88
1,100,000.01 - 1,250,000.00…	1.35	7	8,107,800.61	7.108	722	1,158,257.23	68.86	82.58	43.16	14.05
1,250,000.01 - 1,500,000.00…	0.69	3	4,114,750.00	7.706	701	1,371,583.33	66.37	72.76	36.45	68.05
1,500,000.01 - 1,750,000.00…	0.56	2	3,353,000.00	7.222	727	1,676,500.00	72.73	80.00	48.46	0.00
1,750,000.01 - 2,000,000.00…	1.27	4	7,617,499.00	6.838	724	1,904,374.75	57.47	66.15	23.89	0.00
Total/Weighted Average	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Minimum: $37,967
Maximum: $2,000,000
Average: $625,627

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Original Terms of the Mortgage Loans
Original Term (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
360……………………………	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%
Total/Weighted Average:	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Minimum: 360
Maximum: 360
Weighted Average: 360

Stated Remaining Terms of the Mortgage Loans
Stated Remaining Term (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Greater than 300	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%
Total/Weighted Average:	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Minimum: 344
Maximum: 360
Weighted Average: 358

Months Since Origination of the Mortgage Loans
Months Since Origination	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0	1.76%	35	$10,589,309.00	6.832%	706	$302,551.69	73.91%	85.61%	53.26%	16.65%
1	17.14	253	102,886,086.05	6.903	702	406,664.37	75.07	86.80	30.39	16.40
2	46.26	876	277,600,341.45	7.213	703	316,895.37	76.68	89.85	38.38	17.37
3	24.02	474	144,168,758.66	7.372	701	304,153.50	76.84	90.17	45.62	16.27
4 - 6	9.41	179	56,451,885.70	7.226	703	315,373.66	76.12	88.22	42.88	20.04
7 - 9	1.21	20	7,269,345.90	7.489	703	363,467.30	73.55	86.87	59.68	18.43
10 - 12	0.12	3	741,484.07	7.137	675	247,161.36	74.40	74.40	42.82	42.82
Greater than or equal to 13	0.07	3	424,165.84	6.349	661	141,388.61	78.85	91.55	31.99	47.67
Total/Weighted Average:	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Minimum: 0
Maximum: 16
Weighted Average: 2

Original Interest Only Term of the Mortgage Loans
Original Interest Only Term (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0	13.52%	318	$81,125,842.75	7.300%	694	$255,112.71	76.14%	87.66%	45.00%	20.09%
60	10.41	194	62,458,034.71	7.067	715	321,948.63	76.80	90.70	37.60	17.20
84	1.18	12	7,058,600.00	6.403	729	588,216.67	68.24	73.35	4.23	0.00
120	74.90	1,319	449,488,899.21	7.206	702	340,780.06	76.39	89.42	39.59	17.01
Total/Weighted Average:	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Non-zero Minimum: 60
Maximum: 120
Non-zero Weighted Average: 112

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Original Prepay Penalty Term of the Mortgage Loans
Original Prepay Penalty Term (Months)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0	32.98%	568	$197,923,963.44	7.212%	709	$348,457.68	76.10%	89.29%	31.62%	13.23%
4 - 6	5.31	68	31,847,156.62	7.234	707	468,340.54	75.30	87.45	47.27	24.50
7 - 12	11.12	227	66,716,491.81	7.477	700	293,905.25	77.28	91.57	52.28	24.17
13 - 24	8.74	166	52,423,157.14	7.248	689	315,802.15	74.80	87.86	45.82	8.66
25 - 36	39.80	768	238,854,339.59	7.089	700	311,008.25	76.60	88.81	41.13	19.87
37 - 60	2.06	46	12,366,268.07	7.129	688	268,831.91	77.33	88.95	27.92	11.11
Total/Weighted Average:	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Non-zero Minimum: 6
Maximum: 60
Non-zero Weighted Average: 29
Non-zero Weighted Average (Remaining Prepay Penalty Term): 27

Credit Scores of the Mortgage Loans
Credit Score	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Not Available	0.43%	14	$2,552,050.64	7.734%	0	$182,289.33	72.70%	83.83%	40.39%	26.12%
581 - 600	0.05	1	324,410.81	6.500	596	324,410.81	57.88	57.88	100.00	0.00
601 - 620	0.46	8	2,776,805.27	7.558	620	347,100.66	72.60	79.79	64.44	0.00
621 - 640	6.24	133	37,435,287.51	7.520	631	281,468.33	76.06	87.28	31.44	4.35
641 - 660	10.43	205	62,606,076.73	7.351	651	305,395.50	77.56	91.60	28.37	6.77
661 - 680	17.14	342	102,853,251.03	7.226	670	300,740.50	77.33	90.18	35.62	15.31
681 - 700	17.77	308	106,626,514.32	7.203	690	346,189.98	75.78	88.75	46.18	22.96
701 - 720	14.29	246	85,774,698.95	7.228	710	348,677.64	75.77	89.21	47.53	19.85
721 - 740	10.95	200	65,716,342.79	7.078	729	328,581.71	76.29	89.46	47.67	14.27
741 - 760	9.90	166	59,421,346.13	7.027	749	357,959.92	75.64	88.66	33.52	25.67
761 - 780	7.25	128	43,531,385.96	7.022	770	340,088.95	77.51	89.47	34.68	23.77
781 - 800	4.09	69	24,523,481.33	7.013	789	355,412.77	73.41	84.11	36.83	16.10
Greater than or equal to 801	1.00	23	5,989,725.20	7.000	806	260,422.83	77.90	89.15	58.94	12.99
Total/Weighted Average:	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Non-zero Minimum: 596
Maximum: 816
Non-zero Weighted Average: 702

Original Loan-to-Value Ratios of the Mortgage Loans
Original Loan-to-Value Ratios (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Less than or equal to 50.00	2.25%	39	$13,526,068.84	6.540%	716	$346,822.28	42.08%	42.66%	34.32%	22.53%
50.01 - 55.00	1.31	16	7,845,700.36	6.717	705	490,356.27	53.30	61.16	21.28	32.25
55.01 - 60.00	2.48	38	14,900,859.56	6.752	716	392,127.88	58.04	60.82	38.69	28.07
60.01 - 65.00	6.17	87	37,037,548.36	6.956	698	425,718.95	64.14	74.04	52.16	32.42
65.01 - 70.00	7.58	123	45,480,433.56	7.120	705	369,759.62	69.40	79.54	36.39	34.30
70.01 - 75.00	9.41	164	56,470,496.46	7.306	701	344,332.30	74.53	85.90	41.62	26.53
75.01 - 80.00	67.60	1,293	405,714,617.79	7.227	702	313,777.74	79.88	94.95	37.48	11.32
80.01 - 85.00	0.34	9	2,051,273.01	7.708	721	227,919.22	84.14	84.14	58.66	58.66
85.01 - 90.00	1.13	31	6,763,640.11	7.645	702	218,181.94	89.64	89.64	78.89	48.06
90.01 - 95.00	0.73	19	4,351,548.65	8.509	683	229,028.88	94.51	94.51	71.93	7.34
95.01 - 100.00	1.00	24	5,989,189.97	7.649	712	249,549.58	99.84	99.84	84.48	7.67
Total/Weighted Average:	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Minimum: 11.94%
Maximum: 100.00%
Weighted Average: 76.30%

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Documentation Type of the Mortgage Loans
Documentation Type	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Full Documentation…………..	8.90%	178	$53,424,549.14	6.757%	716	$300,137.92	74.74%	85.27%	0.00%	20.01%
Alternative Documentation…..	1.19	20	7,161,584.70	6.876	710	358,079.24	76.61	89.54	0.00	6.82
Lite Documentation…………..	0.15	3	916,320.00	6.091	708	305,440.00	63.34	64.86	0.00	0.00
No Documentation…………...	6.76	139	40,562,391.08	7.455	698	291,815.76	71.16	79.73	100.00	21.34
No Ratio……………………...	26.23	478	157,419,199.51	7.360	708	329,328.87	78.54	92.30	100.00	18.48
Reduced Documentation……..	50.06	905	300,398,745.27	7.148	698	331,932.32	76.28	90.04	0.00	14.24
Stated Income / Stated Asset…	6.71	120	40,248,586.97	7.307	698	335,404.89	75.17	84.95	100.00	29.30
Total/Weighted Average	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Loan Purpose of the Mortgage Loans
Loan Purpose	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Purchase	66.57%	1,286	$399,504,958.54	7.295%	706	$310,657.04	78.63%	94.20%	41.83%	17.40%
Rate Term Refinance	8.90	140	53,426,477.40	6.870	707	381,617.70	71.51	81.43	24.44	18.26
Cashout Refinance	24.53	417	147,199,940.73	7.044	691	352,997.46	71.70	78.14	39.44	16.46
Total/Weighted Average:	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Occupancy Status of the Mortgage Loans
Occupancy Status	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
Owner Occupied	77.53%	1,327	$465,271,700.64	7.090%	699	$350,619.22	76.81%	90.32%	37.43%	0.00%
Second Home	5.23	127	31,371,748.17	7.546	711	247,021.64	77.56	90.13	46.38	0.00
Investor	17.24	389	103,487,927.86	7.563	713	266,035.80	73.61	83.42	47.87	100.00
Total/Weighted Average:	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Property Type of the Mortgage Loans
Property Type	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
PUD	24.85%	467	$149,127,802.00	7.209%	704	$319,331.48	77.31%	91.30%	43.50%	11.57%
Single Family	56.04	981	336,321,790.18	7.137	700	342,835.67	75.73	88.39	36.97	13.99
Condo (Low Rise)	8.41	221	50,472,150.32	7.355	708	228,380.77	78.59	90.52	38.36	23.92
Condo (High Rise)	2.17	37	13,010,733.60	7.467	727	351,641.45	77.20	83.66	37.03	39.75
2-Family	4.32	77	25,935,189.64	7.303	699	336,820.64	76.06	89.14	50.84	29.82
3-Family	1.85	25	11,113,023.11	7.229	717	444,520.92	73.17	86.71	52.49	33.12
4-Family	2.27	32	13,626,487.82	7.419	702	425,827.74	72.93	85.45	40.64	77.23
Cooperative	0.06	2	348,200.00	6.630	738	174,100.00	75.81	75.81	34.75	0.00
Townhouse	0.03	1	176,000.00	7.250	765	176,000.00	80.00	100.00	100.00	0.00
Total/Weighted Average:	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Geographic Distribution of the Mortgage Loans
Location	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
California	40.97%	549	$245,873,747.94	6.989%	705	$447,857.46	74.62%	86.89%	35.85%	15.65%
Nevada	11.90	245	71,430,164.76	7.309	708	291,551.69	76.62	90.02	41.66	18.36
Florida	10.24	255	61,429,725.87	7.489	701	240,900.89	79.36	89.54	56.39	23.68
New York	5.78	75	34,689,105.77	7.236	707	462,521.41	74.45	88.73	38.58	20.00
Arizona	4.35	96	26,086,638.78	7.157	699	271,735.82	76.15	88.91	22.02	12.23
Virginia	4.07	80	24,409,686.80	7.201	689	305,121.09	78.33	92.63	57.27	11.41
Maryland	3.42	66	20,526,047.59	7.301	690	311,000.72	79.62	93.06	49.29	8.62
New Jersey	2.90	48	17,409,403.82	7.345	698	362,695.91	75.45	90.61	39.85	18.37
Washington	1.91	35	11,474,814.32	6.985	708	327,851.84	77.75	92.19	15.78	4.89
Illinois	1.60	45	9,579,215.39	7.427	707	212,871.45	81.37	95.54	48.71	11.89
Other	12.87	349	77,222,825.63	7.446	696	221,268.84	77.63	91.57	37.61	23.02
Total/Weighted Average	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Months to Next Rate Adjustment Date of the Mortgage Loans
Months to Next Rate Adjustment	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
3……………………………..	0.10%	2	$589,948.00	7.500%	642	$294,974.00	67.56%	85.13%	100.00%	0.00%
4 - 6…………………………	0.11	3	676,750.00	7.062	703	225,583.33	71.93	92.12	0.00	30.74
13 - 24……………………….	3.24	55	19,456,147.40	7.696	684	353,748.13	75.64	91.59	71.97	34.18
25 - 36……………………….	7.05	124	42,284,469.55	7.125	702	341,003.79	75.62	90.09	62.93	27.51
37 - 60……………………….	75.98	1,490	455,983,066.83	7.246	701	306,028.90	77.32	90.75	39.74	15.94
61 - 84……………………….	5.85	71	35,116,995.05	6.823	713	494,605.56	71.15	78.36	21.11	13.94
85 - 120………………………	7.67	98	46,023,999.84	6.827	719	469,632.65	71.20	79.31	18.26	16.13
Total/Weighted Average	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Minimum: 3
Maximum: 120
Weighted Average: 61

First Periodic Rate Cap of the Mortgage Loans
First Periodic Cap (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0.751 - 1.000…………………	0.03%	1	$208,000.00	6.500%	798	$208,000.00	65.00%	95.00%	0.00%	100.00%
1.751 - 2.000…………………	1.44	24	8,655,479.09	7.483	687	360,644.96	79.98	97.86	27.85	28.38
2.751 - 3.000…………………	6.62	105	39,751,846.20	7.334	696	378,589.01	74.44	90.04	73.93	27.49
4.751 - 5.000…………………	36.27	606	217,683,495.14	7.058	707	359,213.69	75.51	89.25	33.62	18.02
5.001 - 5.250…………………	0.11	1	650,000.00	6.750	758	650,000.00	52.42	52.42	0.00	100.00
5.751 - 6.000…………………	55.52	1,106	333,182,556.24	7.262	701	301,250.05	77.00	88.77	39.99	15.01
Total/Weighted Average	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Minimum: 1.000
Maximum: 6.000
Weighted Average: 5.378

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Subsequent Periodic Rate Cap of the Mortgage Loans
Subsequent Periodic Cap (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0.751 - 1.000	62.78%	1,208	$376,769,263.66	7.260%	699	$311,895.09	76.45%	90.81%	42.72%	17.78%
1.751 - 2.000	37.22	635	223,362,113.01	7.085	708	351,751.36	76.05	86.27	34.60	16.35
Total/Weighted Average:	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Minimum: 1.000
Maximum: 2.000
Weighted Average: 1.372

Lifetime Rate Cap of the Mortgage Loans
Lifetime Rate Cap (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
4.751 - 5.000…………………	36.81%	615	$220,895,602.87	7.072%	706	$359,179.84	75.56%	89.32%	34.81%	19.23%
5.001 - 5.250…………………	0.41	2	2,450,000.00	6.291	729	1,225,000.00	57.99	57.99	0.00	26.53
5.251 - 5.500…………………	0.03	1	208,000.00	6.500	798	208,000.00	65.00	95.00	0.00	100.00
5.751 - 6.000…………………	62.63	1,223	375,844,450.08	7.273	700	307,313.53	76.86	89.20	42.73	15.92
6.251 - 6.500…………………	0.07	1	415,839.65	7.375	735	415,839.65	79.43	100.00	100.00	0.00
6.751 - 7.000…………………	0.05	1	317,484.07	7.850	677	317,484.07	79.01	79.01	100.00	100.00
Total/Weighted Average	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Minimum: 5.000
Maximum: 7.000
Weighted Average: 5.629

Gross Margin of the Mortgage Loans
Gross Margin (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0.751 - 1.000………………..	0.09%	3	$540,600.00	6.691%	726	$180,200.00	79.99%	99.99%	0.00%	0.00%
1.751 - 2.000………………..	0.16	2	956,677.51	6.637	701	478,338.76	79.75	84.26	0.00	0.00
2.001 - 2.250………………..	31.79	492	190,786,067.16	7.057	717	387,776.56	74.73	86.60	31.92	22.48
2.251 - 2.500………………..	14.46	237	86,790,843.89	6.629	697	366,206.09	74.48	86.25	29.10	10.43
2.501 - 2.750………………..	31.83	685	191,049,970.00	7.381	697	278,905.07	77.04	91.45	42.55	14.26
2.751 - 3.000………………..	5.41	112	32,459,810.81	7.713	687	289,819.74	80.02	90.72	78.09	25.75
3.001 - 3.250………………..	3.31	63	19,871,968.88	7.177	701	315,428.08	76.79	90.21	27.60	16.91
3.251 - 3.500………………..	4.03	85	24,179,522.35	7.453	696	284,464.97	79.21	91.23	69.45	18.99
3.501 - 3.750………………..	1.46	18	8,764,715.04	7.576	696	486,928.61	75.58	88.66	51.34	8.40
3.751 - 4.000………………..	1.97	34	11,800,329.78	7.557	698	347,068.52	74.56	88.94	55.06	22.77
4.001 - 4.250………………..	0.89	22	5,363,926.28	7.520	706	243,814.83	83.39	90.86	51.26	21.27
4.251 - 4.500………………..	0.91	18	5,482,091.27	7.670	680	304,560.63	84.91	95.60	56.86	10.55
4.501 - 4.750………………..	0.31	7	1,843,895.78	7.647	687	263,413.68	80.00	97.81	18.63	7.98
4.751 - 5.000………………..	1.68	32	10,092,322.42	7.280	691	315,385.08	78.75	96.22	22.70	17.96
5.001 - 5.250………………..	0.46	9	2,738,767.92	7.595	698	304,307.55	75.61	84.80	43.65	5.12
5.251 - 5.500………………..	0.43	7	2,599,012.56	7.555	673	371,287.51	78.60	95.29	27.45	3.89
5.501 - 5.750………………..	0.51	10	3,087,093.69	7.618	655	308,709.37	78.89	96.03	40.46	4.40
5.751 - 6.000………………..	0.17	4	1,002,523.82	8.091	643	250,630.96	79.97	97.98	19.92	19.92
6.001 - 6.250………………..	0.04	1	221,965.84	6.100	658	221,965.84	90.00	90.00	0.00	0.00
6.501 - 6.750………………..	0.03	1	181,787.60	8.700	631	181,787.60	80.00	100.00	0.00	0.00
6.751 - 7.000………………..	0.05	1	317,484.07	7.850	677	317,484.07	79.01	79.01	100.00	100.00
Total/Weighted Average	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Minimum: 1.000
Maximum: 6.850
Weighted Average: 2.763

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Minimum Mortgage Rates of the Mortgage Loans
Minimum Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
0.751 - 1.000	0.09%	3	$540,600.00	6.691%	726	$180,200.00	79.99%	99.99%	0.00%	0.00%
1.751 - 2.000	0.16	2	956,677.51	6.637	701	478,338.76	79.75	84.26	0.00	0.00
2.001 - 2.250	29.96	452	179,808,323.55	6.996	717	397,806.03	74.47	85.84	31.11	21.82
2.251 - 2.500	14.53	239	87,209,246.18	6.637	698	364,892.24	74.57	86.42	29.07	10.98
2.501 - 2.750	31.89	688	191,380,656.85	7.376	698	278,169.56	77.05	91.48	42.46	14.30
2.751 - 3.000	5.61	121	33,653,269.99	7.732	691	278,126.20	80.10	91.25	73.32	25.07
3.001 - 3.250	4.11	76	24,636,325.75	7.378	700	324,162.18	76.98	91.94	32.48	18.34
3.251 - 3.500	4.31	90	25,890,722.33	7.521	697	287,674.69	79.26	91.67	70.73	19.37
3.501 - 3.750	1.40	18	8,404,315.04	7.558	694	466,906.39	75.39	87.70	53.54	8.76
3.751 - 4.000	1.91	33	11,432,868.74	7.531	699	346,450.57	74.39	88.58	56.83	23.50
4.001 - 4.250	0.76	19	4,581,965.53	7.456	710	241,156.08	84.54	91.02	54.28	19.17
4.251 - 4.500	1.01	20	6,088,189.87	7.753	679	304,409.49	83.68	95.54	56.17	14.49
4.501 - 4.750	0.29	6	1,715,895.88	7.695	690	285,982.65	80.00	99.13	20.02	8.57
4.751 - 5.000	1.68	32	10,099,964.56	7.332	691	315,623.89	78.75	95.96	27.83	23.09
5.001 - 5.250	0.46	9	2,738,767.92	7.595	698	304,307.55	75.61	84.80	43.65	5.12
5.251 - 5.500	0.44	7	2,645,012.56	7.492	673	377,858.94	78.62	95.37	26.98	3.82
5.501 - 5.750	0.51	10	3,087,093.69	7.618	655	308,709.37	78.89	96.03	40.46	4.40
5.751 - 6.000	0.25	5	1,522,523.82	8.017	658	304,504.76	79.98	96.96	47.27	47.27
6.001 - 6.250	0.07	2	429,965.74	6.112	709	214,982.87	85.16	94.84	0.00	0.00
6.501 - 6.750	0.03	1	174,697.80	6.750	633	174,697.80	47.95	47.95	100.00	0.00
6.751 - 7.000	0.21	4	1,230,499.80	6.888	668	307,624.95	77.87	91.52	21.33	21.33
7.751 - 8.000	0.05	1	317,484.07	7.850	677	317,484.07	79.01	79.01	100.00	100.00
8.001 - 8.250	0.09	1	559,600.00	8.250	720	559,600.00	80.00	100.00	0.00	0.00
8.251 - 8.500	0.06	1	367,461.04	8.375	663	367,461.04	80.00	100.00	0.00	0.00
8.501 - 8.750	0.03	1	181,787.60	8.700	631	181,787.60	80.00	100.00	0.00	0.00
8.751 - 9.000	0.04	1	243,460.85	9.000	656	243,460.85	80.00	100.00	0.00	0.00
9.001 - 9.250	0.04	1	234,000.00	9.250	660	234,000.00	80.00	100.00	0.00	0.00
Total/Weighted Average	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Minimum: 1.000
Maximum: 9.250
Weighted Average: 2.804

Maximum Mortgage Rates of the Mortgage Loans
Maximum Rates (%)	Percentage of Pool by Principal Balance	Number of Mortgage Loans	Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Average Remaining Principal Balance	Weighted Average Original LTV (%)	Weighted Average Combined LTV(%)	Lo Doc* (%)	Investor Properties (%)
10.251 - 10.500	0.16%	2	$979,900.42	5.500%	796	$489,950.21	58.71%	58.71%	34.69%	0.00%
10.501 - 10.750	0.55	8	3,304,447.32	5.735	743	413,055.92	78.87	88.15	50.09	0.00
10.751 - 11.000	2.67	46	16,029,269.30	5.966	709	348,462.38	75.02	84.76	28.28	10.53
11.001 - 11.250	3.80	52	22,794,401.82	6.171	714	438,353.88	70.20	77.65	17.21	7.83
11.251 - 11.500	4.68	56	28,088,133.76	6.442	718	501,573.82	72.81	82.45	22.62	2.39
11.501 - 11.750	3.84	63	23,058,710.39	6.643	709	366,011.28	75.57	86.53	29.00	6.20
11.751 - 12.000	4.87	85	29,215,882.74	6.803	695	343,716.27	75.53	89.08	29.51	17.26
12.001 - 12.250	5.61	95	33,642,297.87	6.990	708	354,129.45	74.67	89.55	39.78	19.97
12.251 - 12.500	7.12	127	42,741,889.34	6.914	707	336,550.31	73.64	86.36	38.90	16.48
12.501 - 12.750	9.10	180	54,612,110.04	6.985	708	303,400.61	75.43	88.62	31.84	14.75
12.751 - 13.000	16.65	315	99,940,869.88	7.099	704	317,272.60	76.12	90.14	37.93	15.37
13.001 - 13.250	10.57	214	63,427,948.29	7.386	700	296,392.28	77.64	92.15	39.86	20.51
13.251 - 13.500	11.94	236	71,655,883.43	7.557	698	303,626.62	77.82	91.31	41.67	14.58
13.501 - 13.750	6.73	135	40,385,686.12	7.765	695	299,153.23	79.46	93.08	52.79	20.02
13.751 - 14.000	5.75	100	34,494,524.67	7.953	693	344,945.25	78.25	89.84	64.88	30.50
14.001 - 14.250	1.81	39	10,849,558.87	8.208	689	278,193.82	79.41	94.56	50.03	20.12
14.251 - 14.500	2.23	41	13,364,693.13	8.455	675	325,968.13	78.85	87.92	57.75	43.38
14.501 - 14.750	1.06	28	6,338,858.81	8.699	680	226,387.81	83.27	95.33	72.67	44.61
14.751 - 15.000	0.49	11	2,966,225.11	8.782	680	269,656.83	81.01	94.23	87.06	60.51
15.001 - 15.250	0.26	6	1,557,190.73	9.380	714	259,531.79	85.53	94.53	68.36	65.85
15.501 - 15.750	0.01	1	67,496.86	9.750	634	67,496.86	75.00	75.00	0.00	0.00
15.751 - 16.000	0.07	1	393,775.00	10.000	625	393,775.00	95.00	95.00	100.00	0.00
16.001 - 16.250	0.01	1	37,967.13	10.125	643	37,967.13	95.00	95.00	0.00	0.00
17.751 - 18.000	0.03	1	183,655.64	12.000	630	183,655.64	95.00	95.00	100.00	0.00
Total/Weighted Average	100.00%	1,843	$600,131,376.67	7.195%	702	$325,627.44	76.30%	89.12%	39.70%	17.24%

Minimum: 10.500
Maximum: 18.000
Weighted Average: 12.824

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

ANNEX F
FORWARD LIBOR CURVES

Period	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)	Period	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)
12/25/2006	5.320	5.384	5.321	2/25/2011	4.943	5.011	5.092
1/25/2007	5.362	5.366	5.280	3/25/2011	4.949	5.017	5.097
2/25/2007	5.368	5.329	5.231	4/25/2011	4.956	5.024	5.103
3/25/2007	5.339	5.284	5.180	5/25/2011	4.963	5.030	5.109
4/25/2007	5.296	5.234	5.132	6/25/2011	4.969	5.035	5.114
5/25/2007	5.261	5.178	5.082	7/25/2011	4.974	5.039	5.119
6/25/2007	5.213	5.120	5.038	8/25/2011	4.980	5.045	5.124
7/25/2007	5.154	5.059	4.994	9/25/2011	4.985	5.049	5.129
8/25/2007	5.101	5.001	4.957	10/25/2011	4.989	5.053	5.135
9/25/2007	5.040	4.946	4.926	11/25/2011	4.993	5.059	5.139
10/25/2007	4.967	4.894	4.897	12/25/2011	4.997	5.063	5.144
11/25/2007	4.908	4.859	4.879	1/25/2012	5.004	5.069	5.150
12/25/2007	4.861	4.828	4.864	2/25/2012	5.009	5.074	5.155
1/25/2008	4.815	4.804	4.853	3/25/2012	5.013	5.079	5.159
2/25/2008	4.771	4.790	4.848	4/25/2012	5.019	5.085	5.164
3/25/2008	4.753	4.784	4.848	5/25/2012	5.023	5.089	5.169
4/25/2008	4.743	4.782	4.848	6/25/2012	5.028	5.094	5.173
5/25/2008	4.727	4.780	4.851	7/25/2012	5.033	5.099	5.179
6/25/2008	4.727	4.783	4.855	8/25/2012	5.038	5.103	5.183
7/25/2008	4.733	4.786	4.861	9/25/2012	5.043	5.108	5.187
8/25/2008	4.734	4.789	4.867	10/25/2012	5.046	5.112	5.192
9/25/2008	4.736	4.795	4.874	11/25/2012	5.050	5.116	5.196
10/25/2008	4.737	4.799	4.881	12/25/2012	5.055	5.121	5.200
11/25/2008	4.740	4.805	4.889	1/25/2013	5.060	5.126	5.204
12/25/2008	4.746	4.812	4.898	2/25/2013	5.065	5.130	5.208
1/25/2009	4.755	4.819	4.906	3/25/2013	5.069	5.134	5.213
2/25/2009	4.762	4.827	4.914	4/25/2013	5.074	5.139	5.216
3/25/2009	4.768	4.836	4.923	5/25/2013	5.078	5.142	5.219
4/25/2009	4.774	4.845	4.930	6/25/2013	5.083	5.146	5.222
5/25/2009	4.780	4.854	4.938	7/25/2013	5.086	5.149	5.225
6/25/2009	4.790	4.865	4.948	8/25/2013	5.089	5.152	5.229
7/25/2009	4.801	4.873	4.955	9/25/2013	5.093	5.156	5.232
8/25/2009	4.812	4.881	4.963	10/25/2013	5.095	5.157	5.235
9/25/2009	4.820	4.889	4.971	11/25/2013	5.098	5.160	5.239
10/25/2009	4.828	4.895	4.977	12/25/2013	5.101	5.163	5.243
11/25/2009	4.837	4.902	4.985	1/25/2014	5.104	5.167	5.246
12/25/2009	4.843	4.909	4.992	2/25/2014	5.108	5.170	5.250
1/25/2010	4.849	4.916	4.999	3/25/2014	5.109	5.174	5.254
2/25/2010	4.856	4.922	5.008	4/25/2014	5.114	5.179	5.257
3/25/2010	4.862	4.930	5.014	5/25/2014	5.116	5.182	5.260
4/25/2010	4.869	4.937	5.021	6/25/2014	5.121	5.187	5.264
5/25/2010	4.876	4.944	5.029	7/25/2014	5.124	5.189	5.268
6/25/2010	4.883	4.952	5.037	8/25/2014	5.128	5.193	5.272
7/25/2010	4.889	4.958	5.044	9/25/2014	5.131	5.197	5.276
8/25/2010	4.897	4.968	5.051	10/25/2014	5.135	5.199	5.280
9/25/2010	4.904	4.975	5.059	11/25/2014	5.140	5.202	5.284
10/25/2010	4.910	4.981	5.066	12/25/2014	5.142	5.206	5.289
11/25/2010	4.918	4.989	5.074	1/25/2015	5.145	5.209	5.293
12/25/2010	4.926	4.997	5.079	2/25/2015	5.149	5.213	5.298
1/25/2011	4.936	5.004	5.086	3/25/2015	5.150	5.218	5.304

Period	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)	Period	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)
4/25/2015	5.155	5.223	5.310	6/25/2019	5.359	5.416	5.488
5/25/2015	5.158	5.227	5.315	7/25/2019	5.358	5.413	5.487
6/25/2015	5.163	5.234	5.322	8/25/2019	5.358	5.413	5.485
7/25/2015	5.167	5.238	5.327	9/25/2019	5.356	5.413	5.484
8/25/2015	5.174	5.245	5.332	10/25/2019	5.351	5.411	5.480
9/25/2015	5.178	5.252	5.338	11/25/2019	5.347	5.411	5.476
10/25/2015	5.183	5.257	5.343	12/25/2019	5.346	5.412	5.472
11/25/2015	5.190	5.263	5.349	1/25/2020	5.351	5.412	5.465
12/25/2015	5.196	5.269	5.352	2/25/2020	5.354	5.409	5.458
1/25/2016	5.204	5.275	5.356	3/25/2020	5.353	5.405	5.447
2/25/2016	5.210	5.279	5.360	4/25/2020	5.353	5.400	5.438
3/25/2016	5.215	5.284	5.362	5/25/2020	5.350	5.393	5.427
4/25/2016	5.220	5.288	5.364	6/25/2020	5.345	5.384	5.417
5/25/2016	5.225	5.291	5.368	7/25/2020	5.338	5.372	5.405
6/25/2016	5.229	5.293	5.369	8/25/2020	5.331	5.359	5.395
7/25/2016	5.232	5.295	5.371	9/25/2020	5.319	5.344	5.384
8/25/2016	5.235	5.298	5.374	10/25/2020	5.308	5.330	5.376
9/25/2016	5.237	5.298	5.376	11/25/2020	5.295	5.316	5.370
10/25/2016	5.238	5.298	5.378	12/25/2020	5.277	5.303	5.365
11/25/2016	5.239	5.301	5.381	1/25/2021	5.261	5.294	5.363
12/25/2016	5.239	5.302	5.384	2/25/2021	5.248	5.286	5.365
1/25/2017	5.242	5.305	5.388	3/25/2021	5.235	5.281	5.365
2/25/2017	5.243	5.308	5.392	4/25/2021	5.228	5.281	5.368
3/25/2017	5.244	5.311	5.396	5/25/2021	5.223	5.282	5.374
4/25/2017	5.249	5.315	5.399	6/25/2021	5.219	5.286	5.378
5/25/2017	5.250	5.319	5.404	7/25/2021	5.218	5.291	5.383
6/25/2017	5.254	5.323	5.408	8/25/2021	5.222	5.300	5.390
7/25/2017	5.258	5.327	5.412	9/25/2021	5.226	5.306	5.397
8/25/2017	5.262	5.332	5.417	10/25/2021	5.233	5.312	5.404
9/25/2017	5.266	5.337	5.421	11/25/2021	5.244	5.322	5.411
10/25/2017	5.270	5.340	5.426	12/25/2021	5.253	5.327	5.416
11/25/2017	5.275	5.344	5.430	1/25/2022	5.261	5.333	5.421
12/25/2017	5.279	5.348	5.434	2/25/2022	5.267	5.339	5.427
1/25/2018	5.284	5.352	5.439	3/25/2022	5.271	5.344	5.432
2/25/2018	5.288	5.356	5.443	4/25/2022	5.279	5.350	5.436
3/25/2018	5.290	5.360	5.448	5/25/2022	5.283	5.356	5.441
4/25/2018	5.296	5.366	5.453	6/25/2022	5.288	5.360	5.445
5/25/2018	5.299	5.369	5.458	7/25/2022	5.293	5.364	5.449
6/25/2018	5.303	5.374	5.463	8/25/2022	5.298	5.370	5.454
7/25/2018	5.307	5.379	5.469	9/25/2022	5.303	5.374	5.457
8/25/2018	5.311	5.384	5.473	10/25/2022	5.308	5.376	5.460
9/25/2018	5.316	5.389	5.477	11/25/2022	5.312	5.381	5.464
10/25/2018	5.319	5.395	5.481	12/25/2022	5.315	5.384	5.467
11/25/2018	5.324	5.400	5.483	1/25/2023	5.320	5.387	5.469
12/25/2018	5.331	5.406	5.485	2/25/2023	5.323	5.390	5.472
1/25/2019	5.339	5.411	5.487	3/25/2023	5.325	5.393	5.474
2/25/2019	5.345	5.414	5.488	4/25/2023	5.330	5.397	5.477
3/25/2019	5.349	5.416	5.490	5/25/2023	5.332	5.399	5.479
4/25/2019	5.354	5.419	5.489	6/25/2023	5.335	5.402	5.480
5/25/2019	5.357	5.417	5.489	7/25/2023	5.338	5.403	5.482

Period	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)	Period	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)
8/25/2023	5.340	5.406	5.483	10/25/2027	5.240	5.294	5.359
9/25/2023	5.342	5.407	5.484	11/25/2027	5.239	5.293	5.358
10/25/2023	5.344	5.408	5.485	12/25/2027	5.237	5.290	5.355
11/25/2023	5.346	5.410	5.485	1/25/2028	5.236	5.288	5.353
12/25/2023	5.347	5.410	5.485	2/25/2028	5.233	5.286	5.351
1/25/2024	5.349	5.412	5.486	3/25/2028	5.230	5.284	5.349
2/25/2024	5.350	5.411	5.485	4/25/2028	5.230	5.283	5.347
3/25/2024	5.350	5.412	5.486	5/25/2028	5.227	5.280	5.344
4/25/2024	5.351	5.413	5.485	6/25/2028	5.225	5.279	5.343
5/25/2024	5.351	5.412	5.483	7/25/2028	5.224	5.276	5.341
6/25/2024	5.352	5.412	5.482	8/25/2028	5.221	5.275	5.338
7/25/2024	5.351	5.411	5.481	9/25/2028	5.219	5.273	5.337
8/25/2024	5.351	5.411	5.480	10/25/2028	5.217	5.270	5.335
9/25/2024	5.351	5.411	5.478	11/25/2028	5.215	5.268	5.332
10/25/2024	5.350	5.408	5.476	12/25/2028	5.213	5.266	5.331
11/25/2024	5.349	5.406	5.474	1/25/2029	5.212	5.264	5.329
12/25/2024	5.348	5.404	5.472	2/25/2029	5.210	5.262	5.326
1/25/2025	5.347	5.403	5.469	3/25/2029	5.207	5.260	5.325
2/25/2025	5.347	5.400	5.466	4/25/2029	5.206	5.260	5.323
3/25/2025	5.342	5.398	5.463	5/25/2029	5.204	5.257	5.321
4/25/2025	5.342	5.397	5.460	6/25/2029	5.202	5.255	5.319
5/25/2025	5.339	5.394	5.456	7/25/2029	5.200	5.254	5.317
6/25/2025	5.338	5.392	5.453	8/25/2029	5.198	5.251	5.315
7/25/2025	5.334	5.387	5.449	9/25/2029	5.197	5.249	5.313
8/25/2025	5.332	5.384	5.445	10/25/2029	5.194	5.247	5.311
9/25/2025	5.329	5.381	5.441	11/25/2029	5.193	5.245	5.309
10/25/2025	5.325	5.376	5.436	12/25/2029	5.191	5.243	5.307
11/25/2025	5.323	5.372	5.431	1/25/2030	5.189	5.241	5.305
12/25/2025	5.318	5.368	5.425	2/25/2030	5.187	5.239	5.303
1/25/2026	5.315	5.364	5.421	3/25/2030	5.184	5.237	5.302
2/25/2026	5.311	5.358	5.416	4/25/2030	5.183	5.237	5.300
3/25/2026	5.305	5.353	5.411	5/25/2030	5.181	5.234	5.297
4/25/2026	5.302	5.350	5.407	6/25/2030	5.180	5.232	5.295
5/25/2026	5.297	5.344	5.402	7/25/2030	5.177	5.230	5.293
6/25/2026	5.293	5.339	5.399	8/25/2030	5.176	5.229	5.292
7/25/2026	5.287	5.333	5.394	9/25/2030	5.175	5.228	5.290
8/25/2026	5.283	5.328	5.391	10/25/2030	5.172	5.224	5.288
9/25/2026	5.276	5.324	5.387	11/25/2030	5.171	5.222	5.286
10/25/2026	5.271	5.319	5.384	12/25/2030	5.169	5.220	5.285
11/25/2026	5.265	5.316	5.382	1/25/2031	5.167	5.219	5.282
12/25/2026	5.260	5.314	5.379	2/25/2031	5.166	5.216	5.280
1/25/2027	5.259	5.312	5.377	3/25/2031	5.162	5.214	5.278
2/25/2027	5.257	5.310	5.376	4/25/2031	5.161	5.214	5.276
3/25/2027	5.253	5.307	5.373	5/25/2031	5.159	5.212	5.274
4/25/2027	5.253	5.307	5.372	6/25/2031	5.158	5.211	5.273
5/25/2027	5.251	5.304	5.371	7/25/2031	5.156	5.208	5.270
6/25/2027	5.249	5.302	5.367	8/25/2031	5.154	5.206	5.268
7/25/2027	5.246	5.300	5.365	9/25/2031	5.152	5.205	5.266
8/25/2027	5.245	5.300	5.364	10/25/2031	5.150	5.201	5.263
9/25/2027	5.243	5.296	5.361	11/25/2031	5.150	5.199	5.261

Period	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)	Period	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)
12/25/2031	5.146	5.197	5.259	1/25/2035	5.077	5.128	5.191
1/25/2032	5.144	5.195	5.257	2/25/2035	5.076	5.126	5.189
2/25/2032	5.143	5.192	5.255	3/25/2035	5.073	5.125	5.188
3/25/2032	5.139	5.190	5.252	4/25/2035	5.073	5.125	5.188
4/25/2032	5.138	5.188	5.249	5/25/2035	5.071	5.123	5.186
5/25/2032	5.136	5.186	5.249	6/25/2035	5.070	5.122	5.185
6/25/2032	5.133	5.184	5.245	7/25/2035	5.069	5.121	5.184
7/25/2032	5.131	5.181	5.243	8/25/2035	5.068	5.120	5.182
8/25/2032	5.129	5.181	5.241	9/25/2035	5.067	5.118	5.181
9/25/2032	5.127	5.177	5.239	10/25/2035	5.065	5.116	5.180
10/25/2032	5.124	5.174	5.237	11/25/2035	5.064	5.116	5.179
11/25/2032	5.122	5.174	5.235	12/25/2035	5.063	5.114	5.179
12/25/2032	5.120	5.171	5.232	1/25/2036	5.062	5.114	5.177
1/25/2033	5.119	5.169	5.230	2/25/2036	5.061	5.112	5.176
2/25/2033	5.116	5.166	5.228	3/25/2036	5.060	5.111	5.175
3/25/2033	5.113	5.164	5.227	4/25/2036	5.059	5.111	5.173
4/25/2033	5.114	5.163	5.225	5/25/2036	5.057	5.110	5.172
5/25/2033	5.110	5.161	5.223	6/25/2036	5.057	5.110	5.171
6/25/2033	5.108	5.160	5.221	7/25/2036	5.055	5.108	5.169
7/25/2033	5.106	5.157	5.219	8/25/2036	5.055	5.107	5.168
8/25/2033	5.105	5.157	5.218	9/25/2036	5.054	5.106	5.167
9/25/2033	5.103	5.154	5.216	10/25/2036	5.053	5.103	5.165
10/25/2033	5.101	5.151	5.214	11/25/2036	5.053	5.102	5.163
11/25/2033	5.099	5.150	5.212	12/25/2036	5.050	5.100	5.161
12/25/2033	5.097	5.148	5.210
1/25/2034	5.097	5.146	5.209
2/25/2034	5.094	5.144	5.207
3/25/2034	5.091	5.143	5.205
4/25/2034	5.092	5.142	5.204
5/25/2034	5.089	5.140	5.202
6/25/2034	5.088	5.139	5.201
7/25/2034	5.086	5.137	5.199
8/25/2034	5.084	5.136	5.198
9/25/2034	5.083	5.134	5.196
10/25/2034	5.081	5.132	5.196
11/25/2034	5.080	5.131	5.193
12/25/2034	5.078	5.129	5.192